                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                                    FORM 8-K


                                 CURRENT REPORT




                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                       Date of Report:  February 15, 1995
                        (Date of earliest event reported)



                          STANDARD BRANDS PAINT COMPANY
             (Exact name of Registrant as specified in its charter)


  Delaware                        1-4505                           95-6029682
(State or other                 (Commission                     (IRS employer
jurisdiction of                 file number)                 identification no.)
incorporation)


             4300 West 190th Street, Torrance, California 90509-2956
               (Address of principal executive offices)     (Zip Code)


                                 (310) 214-2411
              (Registrant's telephone number, including area code)

ITEM 5.   Other Events

     On February 15, 1995 Standard Brands Paint Company (the "Company") entered into an investment agreement ("Investment Agreement") for a financial restructure of the Company ("Restructuring") with Corimon, S.A.C.A., a Venezuelan corporation with multinational operations in paint and related products industries, its United States subsidiary Corimon Corporation (collectively, "CRM"), Fidelity Capital & Income Fund ("FCI"), Kodak Retirement Income Plan Trust Fund ("KRI"), and the Company's insurance company lenders ("Insurance Company Lenders"). The Restructuring will become effective following a special stockholders meeting to be held to approve the Restructuring (the "Effective Date").

THE PRINCIPAL ELEMENTS OF THE RESTRUCTURING

     A. Amendment to the Company's Restated Certificate of Incorporation to increase the amount of authorized capital stock of the Company, and to effect a 1-for-10 reverse stock split ("Reverse Stock Split") pursuant to which each stockholder will hold one share of the Company's post-split shares for every ten shares presently held;

     B. Sale to CRM of 15,700,496 newly issued shares of the Company's common stock ("Common Stock"), which will constitute approximately 76.1% of the Company's outstanding common stock, for $14 million (such issuance is priced at $0.89 per share post-Reverse Stock Split or $0.089 per share pre-Reverse Stock Split, and the $14 million to be paid by CRM was previously advanced in the form of an interim loan);

     C. Exchange of $16 million of the Company's outstanding debt (including certain debt held by CRM) into 2,242,928 newly issued shares of Common Stock (at the same price per share as the CRM shares under B above) and 1,570,049 newly issued shares of 8% cumulative convertible redeemable preferred stock of the Company ("Preferred Stock") (priced at $8.92 per share of the Preferred Stock and including a conversion price for the Common Stock of $1.11 per share).

     D. Transfer of 15 of the Company's real estate properties to the real estate liquidating trust established on July 12, 1994 ("Liquidating Property Trust"), in which the Company currently has a residual interest; release of related long-term debt; and the sale of the Company's residual interest in the Liquidating Property Trust to CRM and to FCI, KRI and the Insurance Company Lenders, for an additional $2 million payable in cash by CRM and in consideration of their participation in the Restructuring; in the aggregate as a result of the Restructuring, properties or property interests having a book value as of October 31, 1994 of approximately $95 million will be disposed of and consolidated long term debt of approximately $77 million will be released. The Company will recognize a loss of $16.9 million for the year ending January 29, 1995, representing the excess of the net book value as of the Effective Date of real properties transferred to the Liquidating Property Trust in 1994 and on the Effective Date to the Liquidating Property Trust over the indebtedness assumed and outstanding on the Effective Date and the proceeds from the sale of the Company's residual interest in the Liquidating Property Trust. The Company will continue to retain 11 properties (2 warehouse properties for its paint manufacturing operations, 6 operating stores, 1 store currently leased to a third party and 2 vacant properties) and approximately $16 million of the indebtedness initially incurred under the Company's Loan Agreement with the Insurance Company Lenders ("Retained Company Debt"). The new properties transferred to the Liquidating Property Trust will be leased back to the Company for an aggregate rent of approximately $2.8 million per year (on a triple net basis), adjusted every 30 months. The properties will be leased for 10 years subject to 2 renewal options of 5 years each. Renewal rent will be at 95% of market, but not less than the prior rent. The Retained Company Debt will be modified with a maturity of 10 years from the Effective Date and interest payable at 10% per annum, compounded monthly. Interest only will be due in years one and two with principal and interest due in years three through 10 based on a 15 year amortization schedule. The indebtedness will be secured by the existing first trust deeds on 8 of the retained properties and a security interest on all of the Company's personal property and equipment (excluding cash, inventory, trademarks, accounts receivable and rolling stock).

     To finance the Restructuring, CRM sold FCI 516,129 shares of Corimon Corporation Series A Exchangeable Preferred Stock at $15.50 per share and $9,939,175 of Corimon Corporation Put Notes due 2000 for an aggregate purchase price of approximately $17 million. On or after the Effective Date, it is contemplated that FCI or an affiliate will purchase $5 million of working capital notes from the Company. The notes will be secured by a second lien on Company's inventory and receivables and two warehouse properties that comprise the paint facility of the Company's wholly-owned subsidiary, Major Paint Company. The notes have an interest rate equal to prime rate plus 5.5%. The notes mature in 24 months, but the Company has an option to extend the maturity for two consecutive six month periods upon payment of a 2% fee for each extension. The proceeds from the sale of any such notes will be used by the Company for working capital.

CHANGE IN CONTROL

     The consummation of the Restructuring will result in a change in control of the Company. Immediately upon consummation of the Restructuring, CRM will own beneficially approximately 77% of the outstanding shares of the Company's Common Stock, and pursuant to a stockholders' agreement between CRM and the Company, will have the power to designate seven of the ten directors of the Company. CRM will have the power to control the affairs of the Company and direct all fundamental corporate transactions. The Company has been informed by CRM that it has no current intentions with respect to effecting any such corporate transactions or any other material transactions with respect to the Company. However, there can be no assurances such transactions may not be effected in the future.

BOARD APPROVAL AND FAIRNESS OPINION

     The Board of Directors of the Company has unanimously approved the Restructuring. The Argosy Group L.P. ("Argosy") was engaged by the Company in connection with the Restructuring, and has rendered its written opinion dated February 15, 1995, to the Company's Board of Directors, that, based upon and subject to the matters stated therein, as of the date of such opinion, the Restructuring is fair, from a financial point of view, to the public stockholders of the Company. The public stockholders include the stockholders of the Company other than FCI, KRI, and the Insurance Company Lenders.

STOCKHOLDER APPROVAL

     The Restructuring is subject to the approval of the Company's stockholders. Approval of the Restructuring will require the affirmative vote of a majority of the shares of Common Stock of the Company issued and outstanding. FCI, KRI, and the Insurance Company Lenders presently own, in the aggregate, in excess of 50% of the Company's voting stock and have granted irrevocable proxies to CRM as part of the Restructuring to vote in favor of the Restructuring and against any proposals that would impede or delay the Restructuring. A stockholders meeting to consider the Restructuring has been scheduled for April, 1995.

INTERIM FINANCING

     Pursuant to the Investment Agreement, CRM loaned $14 million to the Company at the signing of the Investment Agreement as of February 15, 1995 (the "Interim Financing"). The loan made as part of the Interim Financing will be exchanged on the Effective Date for Common Stock. The Interim Financing permitted the Company to have access to the funds constituting the purchase price for the Common Stock to be issued to CRM pursuant to the Investment Agreement during the period prior to the approval of the Restructuring by the Company's stockholders and the Effective Date.

EFFECT OF RESTRUCTURING

     As a result of the Restructuring, the Company's financial position will be improved by (1) $16 million of new capital comprised of $14 million of new Common Stock and $2.0 million representing the purchase price from CRM for a 49% residual interest in the liquidating Property Trust, (2) $5.0 million in working capital through sale of working capital notes to FCI and (3) a reduction in the Company's consolidated indebtedness by an aggregate of approximately $87.8 million (in part paid for by the issuance of additional shares of Common Stock and the Preferred Stock). Current stockholders (other than parties to the Restructuring) will be immediately diluted by the new issuances of Common Stock from their current 44% shareholding to approximately 5% of the outstanding Common Stock, and upon conversion of the Preferred Stock into Common Stock, would be further diluted to approximately 3%.

AMENDMENT TO THE COMPANY BYLAWS

     At the consummation of the Interim Financing, the Company's Bylaws were amended to, among other things, (i) provide for a board of directors of not less than eight (8) nor more than twelve (12) and to initially fix the number at eight (8) thereby eliminating one of the vacancies that previously existed on the board of directors, and (ii) eliminate "staggered" terms whereby directors were elected in different years.

BOARD COMPOSITION

     As of February 15, 1995, pursuant to the terms of the Investment Agreement, Fletcher L. Byrom and Blandina Cardenas Ramirez resigned from the Company's board of directors, and three representatives of CRM, Roland F. Breault, Thomas
A. White and Juan Gramage, were elected to the Company's board of directors, by the other directors. Additionally, at the closing of the Restructuring which is anticipated to occur promptly after the stockholders meeting, the board of directors will be increased to 10 persons and two other representatives of CRM, Arthur W. Broslat and Charles Codrea, are expected to be elected to the Company's board of directors, by the other directors. None of Messrs. Breault, Gramage, White, Broslat or Codrea own any common stock or other securities of the Company. In addition, Deborah Hicks Midanek was elected chairman of the board and Ronald I. Scharman was elected interim chief executive officer.

NEW YORK STOCK EXCHANGE:

     The New York Stock Exchange has approved for listing the Common Stock to be issued in the Restructuring.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     1.   Investment Agreement

     2.   Interim Loan Agreement

     3.   Amended and Restated By-Laws

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be executed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 24, 1995          STANDARD BRANDS PAINT COMPANY
                                   A Delaware Corporation



                              By: /s/ Howard S. Schwartz
                                  -----------------------------------------
                                   Howard S. Schwartz
                                   Senior Vice President &
                                   Chief Financial Officer

                         PRO FORMA FINANCIAL STATEMENTS

    Set forth below are the unaudited pro forma financial statements of the Company as of and for the period ended October 30, 1994. The unaudited pro forma condensed consolidated balance sheet is not necessarily indicative of what the actual financial position would have been at October 30, 1994, nor does it purport to represent the total financial position of the Company. In addition, the Company has incurred significant losses since October 30, 1994 and has incurred $14 million of indebtedness pursuant to the Interim Financing. See "TERMS OF RESTRUCTURING".

                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                        PRO FORMA      PRO FORMA
                                                                            ACTUAL     ADJUSTMENTS    AS ADJUSTED
                                                                          ----------  --------------  -----------
Net sales...............................................................  $   91,869                   $  91,869
Cost of sales...........................................................      55,268                      55,268
                                                                          ----------                  -----------
Gross margin............................................................      36,601                      36,601
Other costs and expenses:
  Operating and general and administrative expenses.....................      37,883       3,666(A)       41,549
  Loss on real properties transferred to the Liquidating Property
   Trust................................................................                  16,887(E)       16,887
  Depreciation and amortization.........................................       2,521      (1,447)(B)       1,074
  Interest (income).....................................................        (113)                       (113)
  Interest expense......................................................       8,578      (6,878)(C)       1,700
  Other expense (income), net...........................................        (421)      3,883(D)        3,462
                                                                          ----------                  -----------
Loss from operations before reorganization items and income taxes.......     (11,847)                    (27,958)
Reorganization items:
  Loss on transfer of business units and real properties to a grantor
   trust................................................................         (65)                        (65)
                                                                          ----------                  -----------
Loss before income taxes................................................     (11,912)                    (28,023)
Provision for income taxes..............................................          --                          --
                                                                          ----------                  -----------
Net (loss)..............................................................  $  (11,912)                  $ (28,023)
                                                                          ----------                  -----------
                                                                          ----------                  -----------

- ------------------------
Proforma adjustments:
(A) Represents additional rent payments on 13 retail paint stores currently being leased from the Liquidating Property Trust and 15 retail paint stores and a warehouse facility to be leased from the Liquidating Property Trust.
(B) Represents the elimination of depreciation and amortization expense on properties transferred to the Liquidating Property Trust.
(C) Represents the elimination of interest expense on indebtedness assumed by the Liquidating Property Trust and indebtedness exchanged for Common Stock and Preferred Stock.
(D) Includes estimated transaction costs of $2.6 million and the write off of the unamortized portion of the costs incurred to establish the Liquidating Property Trust of $1.283 million.
(E) Represents the excess of the net book value of real properties transferred to the Liquidating Property Trust over the indebtedness assumed and proceeds from the sale of the Company's residual interest in the Liquidating Property Trust.

                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       NINE MONTHS ENDED OCTOBER 30, 1994
                                  (UNAUDITED)

                                                                                                       PRO FORMA
                                                                                         ACTUAL       AS ADJUSTED
                                                                                      -------------  -------------
Per common share:
Net loss per share
  Loss from operations before reorganization items..................................          $(.53)        $(1.36)
Reorganization Items................................................................
                                                                                      -------------  -------------
Net (loss)..........................................................................          $(.53)        $(1.36)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
Weighted average number of common and common equivalent shares outstanding..........     22,347,000     20,635,000
                                                                                      -------------  -------------

                 STANDARD BRANDS PAINT COMPANY AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF OCTOBER 30, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA*)
                                  (UNAUDITED)

                                     ASSETS

                                                                                       PRO FORMA
                                      ACTUAL           PRO FORMA ADJUSTMENTS          AS ADJUSTED
                                     --------   -----------------------------------   -----------
Cash...............................  $  1,715   $21,000(A)(B)                         $   22,715
Accounts and notes receivable,
 net...............................     3,511                                              3,511
Inventories........................    21,454                                             21,454
Prepaid expenses...................     3,813                     $ (1,283)(I)             2,530
Deferred income taxes..............     4,082                         (756)(K)             3,326
                                     --------                                         -----------
    Total current assets...........    34,575                                             53,536
Net property, plant and equipment:
  Retained properties..............    39,384                      (20,937)(C)            18,447
  Liquidating trust properties.....    74,512   20,937(C)          (95,449)(E)
                                     --------                                         -----------
                                      113,896                                             18,447
Other assets.......................     1,600                                              1,600
                                     --------                                         -----------
    Total assets...................  $150,071                                         $   73,583
                                     --------                                         -----------
                                     --------                                         -----------

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Short-term borrowings..............  $  4,488                                         $    4,488
Accounts payable...................     9,722                         (237)(J)             9,959
Accrued expenses...................     9,819                       (2,200)(H)            12,019
Income taxes payable...............                                   (543)(K)               543
                                     --------                                         -----------
    Total current liabilities......    24,029                                             27,009
Senior notes, secured, payable to
 related parties...................    30,501   14,488(D)(J)                              16,013
Notes payable to FCI...............                                 (5,000)(B)             5,000
Liquidating Property Trust notes...    62,311   76,562(E)          (14,257)(D)
Notes payable to related parties...    10,000   10,000(F)
Grantor Trust note payable.........     6,000    6,000(F)
Deferred income taxes..............     7,013    1,299(K)                                  5,714
Other long-term liabilities........     7,554                                              7,554
Preferred stock subject to
 mandatory redemption, $.01 par
 value per share, authorized
 5,000,000 [5,000,000] shares; 8%
 cumulative convertible redeemable
 preferred stock, issued and
 outstanding [1,570,049] shares....                                (14,000)(F)            14,000
Common stock, $.01 par value per
 share, authorized 30,000,000
 [100,000,000] shares; issued and
 outstanding 22,429,275
 [20,634,936] shares...............       224       18(A)(F)(H)                              206
Additional paid-in capital.........    35,577                      (16,418)(A)(F)(H)      51,995
Deficit............................   (32,323)  20,770(G)(H)(I)                          (53,093)
Less: treasury stock, at cost,
 28,231 [2,823] shares.............      (815)                                              (815)
                                     --------                                         -----------
    Total common stockholders'
     equity........................     2,663                                             (1,707)
                                     --------   ---------------   -----------------   -----------
    Total liabilities and
     stockholders equity
     (deficit).....................  $150,071   $171,074          $(171,074)          $   73,583
                                     --------   ---------------   -----------------   -----------

- ----------------------------------
Proforma adjustments:
 *    Note: Share amounts shown in [brackets] represent pro forma shares.
(A) Represents the investment by CRM of $14 million to purchase 15,700,496 newly issued shares of Common Stock at $.89 per share, and the purchase by CRM of the the Company's residual interest in the Liquidating Property Trust for $2 million.
(B) Represents the purchase by FCI or an affiliate of $5 million of working capital notes. (24 month maturity).
(C) Represents the transfer by the Company of 15 retail paint stores to the Liquidating Property Trust.
(D) Represents the assumption of debt on 15 retail paint stores by the Liquidating Property Trust.
(E) Represents the elimination of the assets and related debt and guarantees in connection with the sale and disposition of the Company's residual interest in the Liquidating Property Trust.

(F)   Represents  the exchange of  $2 million of  the Company's indebtedness for
      2,242,928 newly issued shares  of Common Stock at  $.89 per share and  $14 million of the Company's indebtedness for 1,570,049 newly issued shares of
      Preferred Stock at $8.92 per share.
(G)   Represents  the loss  on sale  and disposition  of the  Company's residual interest in the Liquidating Property Trust ($16.887 million).
(H)   Represents  the  estimated  transaction  costs  ($2.6  million)  of  which
      $400,000 is being paid with newly issued Common Stock.
(I)   Represents  the write off the unamortized portion of the costs incurred to establish the Liquidating Property Trust ($1.283 million).
(J)   Represents a prepayment of Retained Indebtedness ($237,000).
(K)   Represents the  reclassification  of  deferred  income  taxes  to  reflect estimated current liability regarding alternative minimum taxes.

                                                                       EXHIBIT 1
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              INVESTMENT AGREEMENT

                                     AMONG

                               CORIMON, S.A.C.A.,
                            A VENEZUELAN CORPORATION

                              CORIMON CORPORATION,
                             A DELAWARE CORPORATION

          FIDELITY CAPITAL & INCOME FUND, KODAK RETIREMENT INCOME PLAN
            TRUST FUND, TRANSAMERICA LIFE INSURANCE AND ANNUITY CO.,
         TRANSAMERICA OCCIDENTAL LIFE INSURANCE CO., SUN LIFE INSURANCE
          COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE COMPANY,

                     STANDARD BRANDS PAINT COLLATERAL TRUST

                                      AND

                         STANDARD BRANDS PAINT COMPANY,
                             A DELAWARE CORPORATION

                         DATED AS OF FEBRUARY 15, 1995

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
                                                       ARTICLE I
                                                      DEFINITIONS
    1.1.   Definitions.......................................................................................         15
    1.2.   Interpretation....................................................................................         21

                                                       ARTICLE II
                                                    INTERIM FUNDING
    2.1.   Note Purchase Agreement...........................................................................         22
    2.2.   Grantor Trust Transactions........................................................................         22
    2.3.   Investment Agreement and Ancillary Funding Agreements.............................................         22
    2.4.   Directors and By-Laws.............................................................................         22
    2.5.   Funding...........................................................................................         22

                                                      ARTICLE III
                                              PURCHASE AND SALE OF SHARES
    3.1.   Company Action....................................................................................         23
    3.2.   Exchange of Debt and Issuance of Shares...........................................................         23
    3.3.   Advisor Fees......................................................................................         23
    3.4.   Fidelity Note Purchase Agreement..................................................................         23
    3.5.   Property Transfer.................................................................................         23
    3.6.   Leases and Other Ancillary Agreements.............................................................         23
    3.7.   Closing...........................................................................................         23

                                                       ARTICLE IV
                                           CONDITIONS TO FUNDING AND CLOSING
    4.1.   Conditions of Parent and Holdings with Respect to the Funding and Closing.........................         23
    4.2.   Conditions of Company with Respect to the Funding and Closing.....................................         25
    4.3.   Conditions of the Other Investors and Grantor Trust with Respect to the Funding and Closing.......         26

                                                       ARTICLE V
                                             REPRESENTATIONS AND WARRANTIES
    5.1.   Representations and Warranties of Company.........................................................         27
    5.2.   Representations and Warranties of Parent and Holdings.............................................         37
    5.3.   Representations and Warranties of the Other Investors.............................................         38

                                                       ARTICLE VI
                                  COVENANTS RELATING TO CONDUCT OF BUSINESS OF COMPANY
    6.1.   Conduct of Business...............................................................................         39

                                                      ARTICLE VII
                                                 ADDITIONAL AGREEMENTS
    7.1.   Preparation of the Proxy Statement; Stockholders Meeting..........................................         41
    7.2.   Access to Information; Confidentiality............................................................         41
    7.3.   Reasonable Efforts; Notification; Consent.........................................................         42
    7.4.   Fees and Expenses.................................................................................         43
    7.5.   Public Announcements..............................................................................         43
    7.6.   Stockholder Litigation............................................................................         43
    7.7.   Employment Arrangements...........................................................................         43
    7.8.   Reporting Company.................................................................................         43

                                                                                                                 PAGE
                                                                                                               ---------
    7.9.   NYSE Listing......................................................................................         43
    7.10.  Liquidating Property Trust Leases and Property Transfer...........................................         43
    7.11.  Agreement to Vote Shares..........................................................................         43
    7.12.  No Voting Trusts..................................................................................         43
    7.13.  No Proxy Solicitations............................................................................         44
    7.14.  Transfer and Encumbrance..........................................................................         44
    7.15.  Additional Purchases..............................................................................         44
    7.16.  Covenants Relating to Post-Funding Tax Matters....................................................         44
    7.17.  Environmental Indemnity, Etc......................................................................         46

                                                      ARTICLE VIII
                                           TERMINATION, AMENDMENT AND WAIVER
    8.1.   Termination.......................................................................................         46
    8.2.   Effect of Termination.............................................................................         47
    8.3.   Amendment.........................................................................................         47
    8.4.   Extension; Waiver.................................................................................         47
    8.5.   Procedure for Termination, Amendment, Extension or Waiver.........................................         47

                                                       ARTICLE IX
                                                   GENERAL PROVISIONS
    9.1.   Survival of Warranties and Certain Agreements.....................................................         47
    9.2.   Notices...........................................................................................         47
    9.3.   Counterparts......................................................................................         49
    9.4.   Entire Agreement; No Third-Party Beneficiaries....................................................         49
    9.5.   Assignment........................................................................................         49
    9.6.   Severability......................................................................................         50
    9.7.   GOVERNING LAW.....................................................................................         50
    9.8.   Enforcement.......................................................................................         50

                                          SCHEDULES
Schedule 1.1        Financial Information
Schedule 3.2        Debt Exchange
Schedule 5.1(b)     Subsidiaries
Schedule 5.1(c)     Stock Equivalents
Schedule 5.1(d)     Consents
Schedule 5.1(e)     Balance Sheet
Schedule 5.1(g)     Certain Changes
Schedule 5.1(h)     Mortgaged Property
Schedule 5.1(i)     Litigation
Schedule 5.1(k)     Taxes
Schedule 5.1(m)     Disqualified Individual Payments
Schedule 5.1(q)     Material Contracts
Schedule 5.1(t)     Affiliates
Schedule 5.1(aa)    Grantor Trust Subsidiaries

                                          EXHIBITS
Exhibit A   Amendment to Certificate of Incorporation
Exhibit B   Certificate of Designations
Exhibit C   Form of Proxy
Exhibit D   Closing Memorandum
Exhibit E   Allocation Schedule
Exhibit F   Amended Liquidating Property Trust Agreement
Exhibit G   Third Amended Agreement
Exhibit H   Second Amended and Restated Trust Loan Agreement

    INVESTMENT AGREEMENT dated as of February 15, 1995 (this "Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Corimon Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent ("Holdings"), Fidelity Capital & Income Fund, ("Investor1"), Kodak Retirement Income Plan Trust Fund, ("Investor2"), Transamerica Life Insurance and Annuity Co., a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Co., a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor2, Investor3, Investor4 and Investor5, the "Other Investors"), Standard Brands Paint Collateral Trust, a California trust ("Grantor Trust"), and Standard Brands Paint Company, a Delaware corporation ("Company").

                                    RECITALS

    WHEREAS Parent, Holdings, the Other Investors, Grantor Trust and Company desire to make the respective investments in, and recapitalization of, Company on the terms and subject to the conditions set forth in this Agreement;

    WHEREAS Parent, Holdings, the Other Investors, Grantor Trust and Company desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions in connection with the Transactions contemplated hereby; and

    WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Parent, Holdings, the Other Investors, Grantor Trust and Company has entered into the Ancillary Funding Agreements to which it is a party.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and in the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    1.1.  DEFINITIONS.  For purposes of this Agreement:

    "ADVISOR SHARES" has the meaning set forth in Section 3.3.

    "AFFILIATE" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

    "ALLONGES" means the Allonges delivered by Borrowers to Servicing Agent pursuant to subsection 3.1A of the Second Amended Agreement and substantially in the form of Exhibit II to the Second Amended Agreement.

    "AMENDED LIQUIDATING PROPERTY TRUST AGREEMENT" means the Amended and Restated Liquidating Property Trust Agreement to be entered into among Company, Borrowers, Holdings, Newco, the Insurance Company Lenders or their Affiliates and Bankers Trust Company of California, as Trustee, in substantially the form of Exhibit F hereto.

    "AMENDMENTS" has the meaning set forth in Section 3.1(b).

    "ANCILLARY AGREEMENTS" means the Ancillary Funding Agreements and the Ancillary Closing Agreements.

    "ANCILLARY CLOSING AGREEMENTS" means (i) the Beneficial Interest Purchase Agreement, (ii) the Liquidating Property Trust Note Purchase Agreement, (iii) the Liquidating Property Trust Amendment Documents, (iv) the Third Amended Agreement, (v) the Liquidating Property Trust Lease Documents and (vi) the South Warehouse Lease.

    "ANCILLARY FUNDING AGREEMENTS" means (i) the Stockholders Agreement, (ii) the Registration Rights Agreement, (iii) the Proxies, (iv) the Put Agreement,
(v) the Interim Loan Agreement and (vi) the Intercreditor Agreement. "Argosy" has the meaning set forth in Section 4.1(f).

    "BANKRUPTCY CODE" means the United States Code, the Federal Rules of Bankruptcy Procedure promulgated thereunder, and the local Bankruptcy Rules for the Central District of California.

    "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California.

    "BASE AMOUNT" has the meaning set forth in Section 5.1(m).

    "BENEFICIAL INTEREST PURCHASE AGREEMENT" has the meaning set forth in the Liquidating Property Trust Amendment Documents.

    "BOARD OF DIRECTORS" means the Board of Directors of Company except where the context requires otherwise.

    "BORROWER NOTES" means the promissory notes of Borrowers issued pursuant to subsection 2.1D of the Original Agreement and substantially in the form of
Exhibit II to the Original Agreement, as modified pursuant to the Allonges, and as such notes may be amended, supplemented or otherwise modified from time to time.

    "BORROWERS" means Standard Brands Paint Co., Standard Brands Realty Co., Inc. and The Art Store.

    "BUSINESS DAY" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California or New York or is a day on which banking institutions located in the State of California or New York are authorized by law or other governmental action to close.

    "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

    "CERTIFICATE OF DESIGNATIONS" means the certificate of designations of Company, in the form of Exhibit B hereto.

    "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of Company, and as amended in the form of Exhibit A hereto.

    "CLOSING" has the meaning set forth in Section 3.7.

    "CLOSING DATE" has the meaning set forth in Section 3.7.

    "CLOSING DOCUMENTS" means the documents agreed to be delivered at the Closing as set forth in the Closing memorandum attached as Exhibit D hereto.

    "COMMON STOCK" means the common stock of Company, par value $.01 per share, and as converted pursuant to the Stock Split.

    "COMPANY" has the meaning set forth above.

    "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit, or other obligation of itself or another, including, without limitation, any obligation under any interest rate swap agreement or currency swap agreement, any obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials, or supplies or for any transportation, services, or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

    "DGCL" means the General Corporation Law of the State of Delaware.

    "DIRECTOR" means a member of the Board of Directors.

    "DISQUALIFIED INDIVIDUAL" has the meaning set forth in Section 5.1(m).

    "DOLLARS" means the lawful money of the United States of America.

    "EFFECTIVE DATE" means the effective date of the Plan, as provided therein.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

    "ERISA AFFILIATE", as applied to any Person, means any trade or business (whether or not incorporated) that is a member of a group of which that Person is also a member and that is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

    "EMPLOYEE STOCK OPTIONS" has the meaning set forth in Section 5.1(c).

    "EXCESS PARACHUTE PAYMENT" has the meaning set forth in Section 5.1(m).

    "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

    "EXISTING GRANTOR TRUST INDEBTEDNESS" means Indebtedness of Company or Borrowers to the Grantor Trust in an aggregate principal amount not to exceed $6,000,000 pursuant to the Existing Grantor Trust Loan Agreements.

    "EXISTING GRANTOR  TRUST  LOAN AGREEMENTS"  means  the documents  listed  on
Schedule 9 to the New Loan Agreement and the Loan Agreement dated March 16, 1994 among Company, the New Loan Borrowers and the Grantor Trust.

    "EXISTING INSURANCE COMPANY INDEBTEDNESS" means indebtedness of Company and Interim Borrowers to the Insurance Company Lenders pursuant to the Existing Insurance Company Loan Agreement.

    "EXISTING INSURANCE COMPANY LOAN AGREEMENT" means the Amended and Restated Loan Agreement dated as of June 14, 1993 among Company, Borrowers, Insurance Company Lenders and Servicing Agent, as such Agreement may be amended, modified or supplemented from time to time, including pursuant to the Third Amended Agreement.

    "FIDELITY LIMITED GUARANTY" means the limited recourse guaranty by Company of up to $10,000,000 of the obligations of the Grantor Trust under the Secured Fidelity Note pursuant to the Plan, which amount has been reduced in accordance with its terms to $2,500,000, as it may be amended, supplemented or otherwise modified pursuant to Section 6.14 of the New Loan Agreement.

    "FIDELITY NOTE PURCHASE AGREEMENT" means a Note Purchase Agreement for $5,000,000 or more of notes between Company and one or more entities affiliated with Investor1 and Investor2.

    "FILED SEC DOCUMENTS" has the meaning set forth in Section 5.1(g).

    "FUNDING" AND "FUNDING DATE" have the meanings set forth in Section 2.5.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, including, without limitations, adjustments prescribed in accordance with SOP 90-7 if elected by the Company, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

    "GOVERNMENTAL ENTITY" has the meaning set forth in Section 4.1(b).

    "GRANTOR TRUST" has the meaning set forth above.

    "GRANTOR TRUST DOCUMENTS" means the Grantor Trust Asset Purchase Agreement (as defined in the Plan), the Existing Grantor Trust Loan Agreements, the Secured Fidelity Notes, the Fidelity Limited Guaranty and the "Grantor Trust Documents" as defined in the Plan.

    "GRANTOR TRUST SUBSIDIARIES" means The Art Store Holding Company, The Art Store and SBP Properties Holding Company.

    "HOLDINGS" has the meaning set forth above.

    "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, as amended.

    "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest, or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; PROVIDED that, applied to Borrowers, "Indebtedness" shall not include the Liquidating Property Trust Obligations.

    "INSURANCE COMPANY LENDERS" means Investor3, Investor4, Investor5 and Investor6.

    "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the date hereof, among Holdings, the Other Investors, Interim Borrowers and Company, in the form of Exhibit C to the Interim Loan Agreement.

    "INTERIM BORROWERS" means Standard Brands Paint Co. and Standard Brands Realty Co., Inc.

    "INTERIM LOAN AGREEMENT" means the Interim Loan Agreement, dated as of the date hereof, among Company, Interim Borrowers and Holdings.

    "INTERIM NOTES" means the promissory notes of Interim Borrowers issued pursuant to the Interim Loan Agreement and substantially in the form of Exhibit A thereto, and as such Interim Notes may be amended, supplemented, or otherwise modified from time to time.

    "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter. For purposes of this Agreement, all reference to Sections of the Internal Revenue Code shall include any applicable predecessor provisions to such Sections.

    "LENDER" AND  "LENDERS"  have  the  meanings  set  forth  in  the  New  Loan
Agreement.

    "LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

    "LIQUIDATING   PROPERTY   TRUST"  means   the  liquidating   property  trust
established pursuant to the Liquidating Property Trust Documents.

    "LIQUIDATING PROPERTY TRUST AGREEMENT" means the Trust Agreement dated as of July 12, 1994 among Company, Standard Brands Paint Co., Standard Brands Realty Co. Inc., as Depositors, and Bankers Trust Company of California, N.A., as Trustee.

    "LIQUIDATING  PROPERTY  TRUST   AMENDMENT  DOCUMENTS"   means  the   Amended
Liquidating Property Trust Agreement and the Second Amended and Restated Trust Loan Agreement.

    "LIQUIDATING PROPERTY TRUST DOCUMENTS" means the Liquidating Property Trust Agreement and the Amended and Restated Trust Loan Agreement dated as of July 12, 1994 among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, as each such agreement may be amended, supplemented or modified from time to time, including by the Liquidating Property Trust Amendment Documents.

    "LIQUIDATING PROPERTY TRUST LEASE DOCUMENTS" has the same meaning as Depositors Leases in the Liquidating Property Trust Amendment Documents.

    "LIQUIDATING PROPERTY TRUST LEASES" has the meaning set forth in Section 4.1(k).

    "LIQUIDATING PROPERTY TRUST NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement among Holdings, an entity organized by Investor1 and Investor2 and the Insurance Company Lenders.

    "LIQUIDATING PROPERTY TRUST OBLIGATIONS" means all of the obligations of the Liquidating Property Trust to Insurance Company Lenders and Servicing Agent under the Liquidating Property Trust Documents.

    "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change or effect (or any development that is reasonably likely to result in any change or effect) that is materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries in each case taken as a whole, or to the value of the Common Stock or the Preferred Stock. By way of background, Schedule 1.1 sets forth the most recent financial information of the Company.

    "MATERIAL CONTRACTS" has the meaning set forth in Section 5.1(q).

    "MORTGAGE" or "MORTGAGES" have the meanings set forth in the New Loan Agreement and the Interim Loan Agreement.

    "MORTGAGED PROPERTY" means real and personal property subject to the lien of a Mortgage; but shall not include the Mortgaged Properties which were transferred to the Liquidating Property Trust pursuant to the Liquidating Property Trust Documents.

    "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in Section 4001(a)(3) of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit.

    "NEW BORROWER NOTES" means the promissory notes of New Loan Borrowers issued pursuant to subsection 2.1(D) of the New Loan Agreement and substantially in the form of Exhibit II annexed to the New Loan Agreement.

    "NEW LOAN AGREEMENT" means that certain Loan Agreement dated as of March 16, 1994 by and among Company, the New Loan Borrowers, the lenders named therein, Transamerica Occidental Life Insurance Company, as servicing and collateral agent for lenders, as such New Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time.

    "NEW LOAN BORROWERS" means Standard Brands Paint Co. and Standard Brands Realty Co., Inc.

    "NEW SHARES" has the meaning set forth in Section 3.2.

    "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the date hereof, between Holdings and Grantor Trust.

    "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Holdings under the Interim Loan Agreement and the Interim Notes.

    "ORIGINAL AGREEMENT" means the Loan Agreement, dated as of November 30, 1987, among Company, Borrowers, Insurance Company Lenders and Servicing Agent, as amended to the date hereof.

    "OTHER INVESTORS" has the meaning set forth above.

    "PARTY" means a Party to this Agreement.

    "PENSION PLAN" means any employee plan that is subject to the provisions of Title IV of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit, other than a Multiemployer Plan.

    "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    "PLAN" means Debtors' Fourth Amended Joint Plan of Reorganization filed March 1993, filed by Company in the Reorganization Cases on March 1993 and as it was amended thereafter, was confirmed on May 14, 1993 and became effective on June 14, 1993.

    "PREFERRED SHARES" has the meaning set forth in Section 3.2.

    "PREFERRED STOCK" means the preferred stock of Company issued pursuant to the Certificate of Designations.

    "PROPERTY TRANSFER" has the meaning set forth in Section 4.1(j).

    "PROPOSALS" has the meaning set forth in Section 4.1(i).

    "PROXY" means a Proxy contemplated by Section 2.3(d), in the form of Exhibit C hereto.

    "PROXY STATEMENT" has the meaning set forth in Section 7.1(a).

    "PUT AGREEMENT" means the Put Agreement, dated the date hereof, among Parent, Grantor Trust, the Other Investors and Company.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated the date hereof, among Holdings, the Other Investors and Company.

    "REORGANIZATION CASES" means Company's and Borrowers' (other than The Art Store) jointly administered cases under the Bankruptcy Code.

    "SARS" has the meaning set forth in Section 5.1(c)

    "SEC" means the Securities and Exchange Commission.

    "SEC DOCUMENTS" has the meaning set forth in Section 5.1(e).

    "SECOND AMENDED AGREEMENT" means the Second Amended and Restated Existing Loan Agreement, dated as of July 12, 1994, among Company, Borrowers, Insurance Company Lenders and Servicing Agent.

    "SECOND AMENDED AND RESTATED TRUST LOAN AGREEMENT" means the Second Amended and Restated Trust Loan Agreement to be entered into among the Liquidating Property Trust, Insurance Company Lenders and Servicing Agent, in substantially the form of Exhibit H hereto.

    "SECURED FIDELITY NOTES" means the Fixed Rate and Floating Rate Senior Notes issued by the Grantor Trust to Investor1 and Investor2.

    "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended.

    "SERVICING AGENT" means Transamerica Occidental Life Insurance Company, as servicing and collateral agent for Lenders and Insurance Company Lenders.

    "SHARE" has the meaning set forth in Section 3.1(a).

    "SHARE ISSUANCES" shall mean the issuances of the New Shares, the Preferred Shares and the Advisor Shares pursuant to Sections 3.2 and 3.3.

    "SOUTH WAREHOUSE" means the South Warehouse located in Torrance, California and owned by the Liquidating Property Trust.

    "SOUTH WAREHOUSE LEASE" has the meaning set forth in Section 4.1(l).

    "STOCK EQUIVALENTS" has the meaning set forth in Section 5.1(c).

    "STOCK SPLIT" has the meaning set forth in Section 3.1(a).

    "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of the date hereof, between Holdings and Company.

    "STOCKHOLDERS MEETING" has the meaning set forth in Section 7.1(b).

    "SUBSIDIARY" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

    "TAX" or "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to, income, gross receipts, windfall profits, alternative minimum, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with and interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

    "TAX RETURN" shall mean all reports and returns required to be filed with respect to Taxes.

    "THE ART STORE NOTE" means the note dated May 31, 1993, from The Art Store to Standard Brands Paint Co. in the principal amount of $5,000,000, such note having been endorsed to Lewis C. Leighton as Trustee of the Grantor Trust on June 14, 1993.

    "THIRD AMENDED AGREEMENT" means the Third Amended and Restated Existing Agreement, among Company, Borrowers, Insurance Company Lenders and Servicing Agent, in the form of Exhibit G hereto.

    "TRANSACTIONS" means the Transactions contemplated by this Agreement and the Ancillary Agreements.

    "WORKING CAPITAL NOTES" means the notes issued pursuant to the Fidelity Note Purchase Agreement and purchased by Investor1.

    1.2. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". For purposes of this Agreement, the knowledge of any Party shall mean the knowledge of such Party and its Subsidiaries after due inquiry.

                                   ARTICLE II
                                INTERIM FUNDING

    2.1. NOTE PURCHASE AGREEMENT. Prior to the execution and delivery of this Agreement, the Parties thereto executed and delivered the Note Purchase Agreement and the closing occurred thereunder.

    2.2. GRANTOR TRUST TRANSACTIONS. The Transactions in this Section 2.2 shall precede the Transactions in Sections 2.3 and 2.4; and the Transactions in this Section 2.2 shall occur in the order stated. Grantor Trust shall pay $1,518,351 of Existing Insurance Company Indebtedness and Company shall pay $237,374 of Existing Insurance Company Indebtedness. Insurance Company Lenders shall release the cross-collateralization and the guarantees with respect to the Existing Insurance Company Indebtedness owed to Insurance Company Lenders by The Art Store and discharge any deed of trust or other security instrument encumbering real or personal property owned by The Art Store. Grantor Trust shall contribute the Art Store Note to The Art Store Holding Company. The Art Store Holding Company shall contribute the Art Store Note to The Art Store. The Art Store shall cancel the Art Store Note. Investor1 and Investor2 shall exchange the Secured Fidelity Notes with the Grantor Trust for (i) $5,050,200 principal amount of Existing Grantor Trust Indebtedness, (ii) $5,260,625 principal amount of New Borrower Notes, (iii) the stock of The Art Store Holding Company, a Delaware corporation, (iv) the stock of SBP Properties Holding Company, a California corporation and (v) $594,824 in cash, all in accordance with Exhibit E hereto. Investor1 and Investor2 shall deliver the Fidelity Limited Guaranty to Company for cancellation.

    2.3.  INVESTMENT AGREEMENT AND  ANCILLARY FUNDING AGREEMENTS.   Concurrently
with the execution and delivery of this Agreement,

    (a) The Parties thereto shall execute and deliver each of the Ancillary Funding Agreements;

    (b) Holdings shall loan $14,000,000 to Interim Borrowers, by wire transfer to Company for their benefit, for a like amount of Interim Notes issued under the Interim Loan Agreement and all filings and recordings in connection with the Interim Loan Agreement shall be made;

    (c) All outstanding options, SARs and warrants for the Common Stock shall be cancelled as of or prior to the Funding Date and the Other Investors shall cancel and return all options, SARs and warrants for Common Stock held by them; and

    (d) The Other Investors shall grant their irrevocable proxies, each in the form of Exhibit C hereto, to Holdings or its designees. Such proxies shall be irrevocable during the term of this Agreement to the extent permitted under Delaware law and coupled with an interest. Company and Borrowers shall simultaneously pay all accrued and unpaid payments to the Other Investors and all accrued and unpaid rent due under the Master Lease (as defined in the Liquidating Property Trust Agreement). Any defects in such proxies shall be corrected by the Other Investor(s) concerned promptly after the Funding according to the reasonable request of Holdings.

    2.4. DIRECTORS AND BY-LAWS. Concurrently with the execution and delivery of this Agreement and the Stockholders Agreement, Company will take all necessary action to appoint to its Board of Directors the individuals set forth in Schedule 2.1 to the Stockholders Agreement and to adopt the By-Laws as set forth in Schedule 2.6 to the Stockholders Agreement.

    2.5. FUNDING. The interim funding which consists of the Transactions referred to in Sections 2.1 through 2.4 (the "Funding") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions contemplated by Section 2.1 may take place in New York or Boston) as of the date of execution and delivery of this Agreement (the "Funding Date"). At the Funding, Company, Parent, Holdings, Grantor Trust and the Other Investors shall deliver such opinions, certificates and documents as may be reasonably requested to evidence such Funding.

                                  ARTICLE III
                          PURCHASE AND SALE OF SHARES

    3.1. COMPANY ACTION. (a) Prior to Closing, Company will effect a 1 for 10 reverse stock split of its Common Stock, pursuant to which each 10 outstanding shares of its Common Stock, par value $.01 per share, will be converted into one share (a "Share") of its new Common Stock, par value $.01 per share (the "Stock Split"). The Company may, at its option, pay cash for any fractional shares or round such fractional shares up to the nearest whole number of Shares.

    (b) Prior to or concurrently with Closing, Company will amend its Certificate of Incorporation as set forth in Exhibit A hereto (the "Amendments") and take all necessary action to appoint to its Board of Directors the individuals set forth in Schedule 2.1 to the Stockholders Agreement.

    3.2. EXCHANGE OF DEBT AND ISSUANCE OF SHARES. Subject to the terms and conditions set forth herein, Holdings, Investor1, Investor2, Investor3, Investor4, Investor5 and Investor6 shall exchange $14,000,000 of Interim Notes, $6,000,000 of Existing Grantor Trust Indebtedness and $10,000,000 of New Borrower Notes (collectively, the "Exchange Debt") held by them with the Company for 17,943,422 newly issued Shares (the "New Shares") of Common Stock at an exchange price of $0.89 (based on the principal amount of the Exchange Debt) per New Share and 1,570,049 newly issued shares (the "Preferred Shares") of Preferred Stock at an exchange price of $8.92 (based on the principal amount of the Exchange Debt) per Preferred Share, as set forth on Schedule 3.2. Company shall simultaneously pay to the holders thereof all interest accrued and unpaid on the Exchange Debt. Each Party shall take all actions necessary to release any Liens, security interests or guarantees in connection with the Exchange Debt and discharge any deed of trust or other security instrument encumbering real or personal property securing such Exchange Debt.

    3.3. ADVISOR FEES. As partial payment to Libra Investments, Inc., Company shall issue to Libra Investments, Inc. 448,586 newly issued Shares (the "Advisor Shares"). Such partial payment of their advisory fees shall be credited at a price of $0.89 per Share.

    3.4. FIDELITY NOTE PURCHASE AGREEMENT. It is presently contemplated that, concurrently or shortly after the Closing, a closing shall occur under a Fidelity Note Purchase Agreement.

    3.5. PROPERTY TRANSFER. Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Amendment Documents and the Third Amended Agreement and the Property Transfer shall occur under the Liquidating Property Trust Amendment Documents.

    3.6. LEASES AND OTHER ANCILLARY AGREEMENTS. Concurrently with the Closing, the Parties thereto shall execute and deliver the Liquidating Property Trust Lease Documents and to the extent not already done, the other Ancillary Agreements.

    3.7. CLOSING. The Closing of the Transactions contemplated in Sections 3.2 through 3.6 (the "Closing") shall be held at the offices of Sullivan & Cromwell, 444 South Flower Street, Los Angeles, California 90071 (provided that certain of the actions may take place in New York or Boston) on the Business Day immediately following the Stockholders Meeting or such other date mutually agreed upon by the Parties. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date". At the Closing, Company, Parent, Holdings, and the Other Investors shall deliver the Closing Documents.

                                   ARTICLE IV
                       CONDITIONS TO FUNDING AND CLOSING

    4.1. CONDITIONS OF PARENT AND HOLDINGS WITH RESPECT TO THE FUNDING AND CLOSING. The obligations of Parent and Holdings to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Parent and Holdings) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Company, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Company, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Company, the Grantor Trust and the Other Investors by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of Company, Grantor Trust and the Other Investors shall have executed and delivered to Parent and Holdings as applicable, each Ancillary Funding Agreement. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of Company, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

        (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

        (f) The Board of Directors of the Company (i) shall have received an opinion of The Argosy Group L.P. ("Argosy") to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and (ii) shall have approved the Transactions and the Proposals.

        (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

        (h) The form of the Liquidating Property Trust Amendment Documents and the form of the Liquidating Property Trust Leases shall be satisfactory in form and substance to Parent and Holdings.

        The conditions set forth in subsections (i) through (l) shall be applicable at Closing (but not at Funding).

        (i) Proposals approving (i) this Agreement and the Ancillary Agreements,
    (ii) the Stock Split, (iii) the Amendments, (iv) the Property Transfer, (v) the Share Issuances and (vi) the appointment of directors set forth in
    Schedule 2.1 to the Stockholders Agreement, as well as any other matters that the Company and the Parent may reasonably consider advisable to effect the Transactions (the "Proposals") shall have been approved, in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of The New York Stock Exchange and the Certificate and By-Laws of Company.

        (j) Company shall have transferred to the Liquidating Property Trust the properties identified in the Amended Liquidating Property Trust Agreement, together with related Existing Insurance Company Indebtedness, and the closing shall have occurred under the Third Amended Agreement and the Liquidating Property Trust Amendment Documents (the "Property Transfer").

        (k) The Liquidating Property Trust shall have leased to Company the stores owned by the Liquidating Property Trust pursuant to leases that are satisfactory in form and substance to Parent and Holdings (the "Liquidating Property Trust Leases").

        (l) The Liquidating Property Trust shall have leased to Company the South Warehouse on terms that are satisfactory to Parent and Holdings (the "South Warehouse Lease").

    4.2. CONDITIONS OF COMPANY WITH RESPECT TO THE FUNDING AND CLOSING. The obligation of Company to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by Company) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Parent, Holdings, Grantor Trust and the Other Investors set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings, Grantor Trust and the Other Investors shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Grantor Trust and the Other Investors by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of Parent, Holdings, Grantor Trust and the Other Investors shall have executed and delivered to Company each Ancillary Funding Agreement to which it is a party. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein or therein, and none of the Parent, Holdings, Grantor Trust or the Other Investors shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) (other than those within the control of Company) shall have been obtained or made.

        (e) The Board of Directors of the Company shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company.

        The conditions set forth in subsections (f) through (i) shall be applicable at Closing (but not at Funding).

        (f) The Proposals shall have been approved by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

        (g) The Property Transfer shall have occurred.

        (h) The Liquidating Property Trust Leases shall be in full force and effect.

        (i) The South Warehouse Lease shall be in full force and effect.

    4.3. CONDITIONS OF THE OTHER INVESTORS AND GRANTOR TRUST WITH RESPECT TO THE FUNDING AND CLOSING. The obligation of the Other Investors, and Grantor Trust in the case of the Funding only, to consummate the Transactions contemplated to occur at the Funding and the Closing are subject to the satisfaction (or waiver by the Other Investors and Grantor Trust) as of the Funding and the Closing of the following conditions (it is understood that the execution and delivery of this Agreement and the Funding shall occur at the same time):

        (a) The representations and warranties of Parent, Holdings and Company set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Funding and the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Each of Parent, Holdings and Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Parent, Holdings, Investor and Company by the time of the Funding and the Closing.

        (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the Transactions shall be in effect.

        (c) Each of the Parent, Holdings and Company shall have executed and delivered to Grantor Trust and the Other Investors, as applicable, each Ancillary Funding Agreement. Each Ancillary Funding Agreement shall be in full force and effect, subject to the conditions contained herein and therein, and none of Parent, Holdings or Company shall be in material default thereunder. The conditions contained in the Ancillary Funding Agreements shall have been satisfied or waived.

        (d) The waiting periods under the HSR Act shall have expired or been terminated and the consents, approvals, orders, authorizations, registrations, declarations and filings set forth on Schedule 5.1(d) shall have been obtained or made.

        (e) The New Shares shall have been approved for quotation on the New York Stock Exchange.

        (f) The Board of Directors of the Company (i) shall have received an opinion of Argosy to the effect that the Transactions contemplated hereby are fair from a financial point of view to the stockholders of the Company and (ii) shall have approved the Transactions and the Proposals.

        (g) The Proxy Statement shall have been filed, or be in a form ready to file, with the SEC.

        (h) The form of the Liquidating Property Trust Amendment Documents shall be satisfactory in form and substance to Investor1 and Investor2.

        The conditions set forth in subsections (i) through (l) shall be applicable at Closing (but not at Funding).

        (i) The Proposals shall have been approved in person or by proxy, by the stockholders of Company at the Stockholders Meeting, in accordance with applicable law, the rules of the New York Stock Exchange and the Certificate and By-Laws of Company.

        (j)  The Property Transfer shall have occurred.

        (k) The Liquidating Property Trust Leases shall be in full force and effect.

        (l) The South Warehouse Lease shall be in full force and effect.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

    5.1.  REPRESENTATIONS  AND WARRANTIES  OF COMPANY.   Company represents  and
warrants to Parent, Holdings, Grantor Trust and the Other Investors as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Company. Company has delivered to Parent complete and correct copies of its Certificate of Incorporation and By-Laws and the certificates of incorporation and by-laws or other constitutive documents of its Subsidiaries, in each case as amended to the date of this Agreement. Grantor Trust is a trust duly organized, validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. The Liquidating Property Trust is a trust duly organized and validly existing under the laws of the State of California and has all requisite power and authority to enter into the Liquidating Property Trust Documents and to carry out the Transactions contemplated thereby.

    (b) SUBSIDIARIES. Schedule 5.1(b) lists each Subsidiary of Company. All the outstanding shares of capital stock of each Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 5.1(b), the entire equity interest in each Subsidiary of Company is owned by Company, by another Subsidiary of Company or by Company and another such Subsidiary, free and clear of all Liens. Except as permitted under
Section 6.3 of the New Loan Agreement, neither Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Subsidiaries of Company.

    (c) CAPITAL STRUCTURE; NEW SHARES; PREFERRED SHARES. The authorized capital stock of Company consists of 30,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. At the date hereof, (i) 22,429,275 shares of Common Stock and no shares of preferred stock of Company were issued and outstanding, (ii) 28,231 shares of Common Stock were held by Company in its treasury, (iii) there are no outstanding employee stock options to purchase shares of Common Stock ("Employee Stock Options") and no shares reserved for issuance pursuant to any Employee Stock Option (although 1,500,000 shares of Common Stock are authorized in connection with the relevant plans), and (iv) 750,000 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, all of which warrants are held by one or more Parties. Except as set forth above, at the date hereof, no shares of capital stock or other voting securities of Company were issued, reserved for issuance or outstanding and except as set forth on Schedule 5.1(c), there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Company ("Stock Equivalents"). There are no outstanding stock appreciation rights ("SARs") with respect to Common Stock. Except for the approval of the Proposals as contemplated by Section 4.1(i), no further approval of the stockholders or the directors of Company or of any Governmental Entity will be required by Company for the issuance and sale of the New Shares and the Preferred Shares as contemplated by this

Agreement.  When  issued  and  sold  to  Holdings  or  the  Other  Investors, as applicable, the New Shares and the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of all claims, liens, encumbrances, security interests and charges of any nature (arising from actions of the Company) and are not subject to any preemptive right of any stockholder of Company. Other than this Agreement and the Ancillary Agreements, the New Shares and the Preferred Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding to which the Company is a party, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition of the New Shares or the Preferred Shares. All outstanding shares of capital stock of Company are, and all shares that may be issued pursuant to the Employee Stock Options and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any outstanding bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Company may vote. Except as set forth above, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, convertible or exchangeable securities or commitments, agreements, arrangements or undertakings of any kind to which Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of Company or of any of its Subsidiaries or obligating Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Company or any of its Subsidiaries. Except in agreements to which any Party is also a party, neither the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act. Grantor Trust is the record and beneficial owner of $6,250,000 principal amount of New Borrower Notes, $6,000,000 principal amount of Existing Grantor Trust Indebtedness and all of the capital stock of SBP Holding Company and The Art Store Holding Company, to the best of Company's knowledge, is free and clear of all Liens.

    (d) AUTHORITY; NONCONTRAVENTION. (i) Company, each Interim Borrower and Grantor Trust has the requisite corporate (or other) power and authority to enter into this Agreement and the Ancillary Agreements and, subject to the Proposals having been approved by the stockholders of Company at the Stockholders Meeting, to consummate the Transactions. The execution and delivery by the Company and each Interim Borrower of this Agreement and each Ancillary Agreement by Company, each Interim Borrower and Grantor Trust to which it is a party and the consummation by Company, each Interim Borrower and Grantor Trust of the Transactions have been duly authorized by all necessary corporate (or other) action on the part of Company, each Interim Borrower and Grantor Trust, subject, in the case of this Agreement, to adoption of this Agreement by the holders of a majority of the outstanding shares of Common Stock. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Company, each Interim Borrower and Grantor Trust and constitute valid and legally binding agreements of Company, each Interim Borrower and Grantor Trust enforceable against Company, each Interim Borrower and Grantor Trust in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    (ii) The execution and delivery by Company and each Interim Borrower of this Agreement and the Ancillary Agreements did not, and the consummation of the
Transactions and compliance with the provisions of this Agreement and the Ancillary Agreements without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss by Company or any of its Subsidiaries of a material benefit under, or the creation of any material additional benefit to any third party under, or result in the creation of any Lien upon any of the properties or assets of Company or any of its Subsidiaries under, (i) the Certificate of Incorporation or By-Laws of Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to
(x) have a material adverse effect on Company, (y) impair the ability of Company and each Interim Borrower to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or (z) prevent the consummation of any of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any party to a Material Contract is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation by Company of the Transactions, except for (i) the filing of a premerger notification and report form by Company under the HSR Act and any filings required pursuant to the statutes and regulations listed on Schedule 5.1(d), (ii) the filing with the SEC of (x) a proxy statement relating to the approval by Company's stockholders of the Share Issuances and the other Proposals (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Sections 12 and 13(a) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the Transactions and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on Schedule 5.1(d), which have been obtained prior to the date hereof.

    (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 31, 1993 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its Subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed SEC Documents, neither Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business consistent with prior practice and experience since October 31, 1994. Schedule 5.1(e) sets forth a balance sheet of The Art Store as of the balance sheet date indicated on such Schedule. Such balance sheet has not been prepared in accordance with generally accepted accounting principles, among other things  the  footnotes  are  omitted,  but  was  rather  prepared  for  internal management purposes. Nevertheless, such balance sheet makes reasonable disclosure of the financial condition of the subject company as of such balance sheet date. Since such balance sheet date, to the best knowledge of Company, there has been no material adverse change in The Art Store.

    (f) PROXY STATEMENT. The Proxy Statement will not, at the date it is first mailed to Company's stockholders or at the time of the meeting of Company's stockholders held to vote on approval of the Proposals, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent, Holdings or the Other Investors for inclusion or incorporation by reference in the Proxy Statement.

    (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Schedule 1.1, since January 31, 1994, Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than pursuant to the Stock Split), (iv) except as set forth on Schedule 5.1(g) (x) any granting by Company or any of its Subsidiaries to any executive officer of Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on January 31, 1994, (y) any granting by Company or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect on January 31, 1994, or (z) any entry by Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could reasonably be expected to have a material adverse effect on Company or (vi) any change in accounting methods, principles or practices by Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

    (h)  TITLE TO PROPERTIES AND ASSETS; LIENS.

    (i) Except as contemplated by this Agreement and the Ancillary Agreements, Company and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the consolidated balance sheet as of October 31, 1994 included in Form 10-Q of Company except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet. All such properties are free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

    (ii) Schedule 5.1(h) hereto correctly sets forth the following information with respect to each Mortgaged Property: (a) store number (if applicable) and
(b) street address. Each Subsidiary has good and marketable fee title to each Mortgaged Property identified in Schedule 5.1(h) as being owned by such Subsidiary and each Mortgaged Property is free and clear of Liens, except as permitted under Section 6.2 of the New Loan Agreement.

   (iii) Company has previously furnished to Parent true, correct and complete copies of all ground leases, space leases, subleases, easement agreements, reciprocal easement agreements, two-party supplemental agreements, option agreements, license agreements, and other agreements, instruments, and documents (whether or not recorded) that encumber, or otherwise affect in any material respect, its fee interest in or to any Mortgaged Property or any portion thereof.

   (iv) No condemnation proceeding involving any Mortgaged Property or portion of any thereof or parking facility used in connection therewith has commenced or, to the knowledge of any Subsidiary or Company, is contemplated by any governmental authority.

    (v) The operation of the Company, its Subsidiaries, the Grantor Trust Subsidiaries and each Mortgaged Property does not involve a violation of (i) any statutes, laws, regulations, rules, ordinances, or orders of any kind whatsoever (including, without limitation, zoning and building laws, ordinances, codes, or approvals and environmental protection orders, laws or regulations) other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions, (ii) any building permits, restrictions of record, or any agreement affecting any such Mortgaged Property or portion thereof other than violations that would not result in any material change in the business, operations, properties, assets or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions.

   (vi) Each Mortgaged Property has adequate water, gas, telephone, electrical supply, storm and sanitary sewage facilities, and means of access to and from public highways, and has fire and police protection to the fullest extent available in the jurisdiction in which such Mortgaged Property is located.

   (vii) Except as disclosed in writing to Parent on Schedule 5.1(h), (x) the operations of Company and each of its Subsidiaries and the Grantor Trust Subsidiaries comply with all applicable environmental, health, and safety statutes and regulations except to the extent that noncompliance would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company, and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; (y) none of the Mortgaged Properties or the operations to the Company or any of its Subsidiaries or the Grantor Trust Subsidiaries is the subject of any private claims or any federal or state investigation evaluating whether any remedial action is needed in response to a release of any hazardous waste (as such term is defined in any applicable state or federal or environmental law or regulations) or other hazardous material into the environment except to the extent that such claims or remedial action would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or the Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions; and (z) neither Company nor any of its Subsidiaries nor any Grantor Trust Subsidiary has any material contingent liability in connection with any release of any hazardous waste or hazardous material into the environment including, without limitation, any contingent liability arising in connection with a failure, or alleged failure, to comply with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. SectionSection 9601, ET SEQ.), or the Federal Resource Conservation and Recovery Act, as amended (42 U.S.C. SectionSection 6901 ET SEQ.), except for such contingent liabilities that would not result in a material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Subsidiary, Grantor Trust Subsidiary or Company and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions.

    (i) LITIGATION; ADVERSE FACTS. There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries at law or in equity or before or by any federal, state, municipal or other government department, commission, board, bureau, agency, or instrumentality, domestic or foreign)
pending (except as otherwise disclosed on Schedule 5.1(i) hereto) or, to the knowledge of Company or any Subsidiary, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries or any of Company's or such Subsidiary's or the Liquidating Property Trust's or the Grantor Trust Subsidiaries' properties not provided for in the Plan that would (i) result in any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, (ii) materially adversely affect any Mortgaged Property, (iii) impair the ability of Company or Grantor Trust to perform its obligations under this Agreement or any Ancillary Agreement or (iv) prevent the consummation of any of the Transactions, and there is no basis known to Company for any such action, suit or proceeding. Neither Company nor any of its Subsidiaries nor the Liquidating Property Trust nor the Grantor Trust Subsidiaries is (i) in violation of any applicable law that materially adversely affects or may materially adversely affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company, the Grantor Trust or any of its Subsidiaries to perform their respective Obligations or consummate the Transactions, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that would have a material adverse affect any Mortgaged Property, the business, operations, properties, assets or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the Grantor Trust, or the ability of Company or any of its Subsidiaries or the Grantor Trust to perform their respective Obligations or consummate the Transactions. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Company, the Grantor Trust or any Subsidiary, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or the Grantor Trust Subsidiaries that questions the validity or enforceability of this Agreement or any of the Ancillary Agreements or challenges the Transactions.

    (j)  ABSENCE OF CHANGES IN BENEFIT PLANS.

    (i) Company and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans, except to the extent that all such noncompliances would result in the loss of the deductibility of contributions to any Pension Plan or Multiemployer Plan, or would result in the incurrence by Company and its ERISA Affiliates of any civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of Internal Revenue Code in an aggregate amount not in excess of $100,000.

    (ii) Except for the termination of Company's LESOP and PAYSOP, as defined and described in the Plan and the contemplated "freezing" of Company's three Pension Plans by ceasing the accrual of benefits under such Pension Plans, no event or condition which presents a material risk of plan termination or any other event that may cause the Company or any ERISA Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA has occurred or is reasonably expected to occur with respect to any Pension Plan; and none of the events described above might result in the imposition of any lien or incurrence by Company or any of its ERISA Affiliates of any liability under any Pension Plan or to the Pension Benefit Guaranty Corporation (or any successor thereto) or any other party under Sections 4062, 4063, and 4064 of ERISA or any other law in excess of $100,000.

   (iii) Vested liabilities (as defined in Section 3(25) of ERISA) under all Pension Plans (with assets less than vested liabilities only) do not exceed the assets thereunder by more than $100,000.

   (iv) Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan in excess of $100,000.

    (k) PAYMENT OF TAXES. Except as set forth in Schedule 5.1(k), as of the date of this agreement and on the Closing Date, (i) all Tax Returns that are required to be filed by or with respect to the Company and each of its
Subsidiaries  have  been duly  filed, (ii)  all  Taxes due  with respect  to the periods
covered by the  Tax Returns referred  to in  clause (i) have  been timely  paid,
(iii) no adjustments or deficiencies relating to the Tax Returns referred to in clause (i) have been proposed, asserted or assessed by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, (iv) no extension of time with respect to any date on which a Tax Return was or is to be filed by the Company or any Subsidiary is in force, and there are no pending or threatened actions or proceedings for the assessment or collection of Taxes against the Company or any of its Subsidiaries, (v) each adjustment, deficiency, action or proceeding set forth in Schedule 5.1(k) is being contested or handled in good faith, (vi) there are no outstanding waivers or agreements extending the applicable statute of limitations for any period with respect to any Taxes of the Company or any of its Subsidiaries, (vii) the Company's and the Subsidiaries' income Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign tax authority, (viii) no closing agreement pursuant to Section 7121 of the Internal Revenue Code, or similar provision of any state, local, or foreign law, has been entered into by or with respect to the Company or any of its Subsidiaries, (ix) there are no tax sharing agreements or similar contracts or arrangements to which the Company or any of its Subsidiaries is a party, (x) the Company or any of its Subsidiaries has not been a member of an affiliated group (within the meaning of Section 1504 of the Internal Revenue Code) filing a consolidated federal income Tax Return, other than a group the common parent of which is the Company, (xi) no powers of attorney with respect to Taxes granted by the Company or any of its Subsidiaries are in effect, (xii) no claim has ever been made by an authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction, (xiii) no audit of any Tax Return filed by the Company or any Subsidiary is in progress, and neither the Company nor any Subsidiary has been notified by any tax authority that any such audit is contemplated or pending, and (xiv) there are no security interests on any of the assets of the Company or any Subsidiary that arose in connection with any failure (or alleged failure) to pay any Taxes.

    (l) OFFICERS. Except as set forth on Schedule 5.1(g), there are no severance or other payment obligations triggered as a result of the Transactions. No action, suit, proceeding or arbitration relating to any officer of the Company is pending or threatened against the Company.

    (m) NO EXCESS PARACHUTE PAYMENTS. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, officer or director of Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Internal Revenue Code). Set forth in Schedule 5.1(m) is (i) the maximum amount that could be paid to each such disqualified individual as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Benefit Plans currently in effect and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code) for each such disqualified individual calculated as of the date of this Agreement.

    (n) VOTING REQUIREMENTS. The affirmative vote of a majority of the Company's issued and outstanding stock with respect to the Proposals is the only vote of the holders of any class or series of Company's capital stock necessary to approve this Agreement, the Ancillary Agreements and the Transactions. This Agreement and the Ancillary Agreements and the Transactions have been approved by a vote of the directors as required by Company's Certificate of Incorporation and By-Laws.

    (o) STATE TAKEOVER STATUTES. The Board of Directors has approved this Agreement and the Ancillary Agreements, and such approval is sufficient to render inapplicable to this Agreement, the Ancillary Agreements and the Transactions the provisions of Section 203 of the DGCL. To the best of Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, any Ancillary Agreement or any of the Transactions.

    (p) BROKERS. No broker, investment banker, financial advisor or other person, other than Libra Investments, Inc., Pinnacle Partners and Argosy, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company. A complete and correct copy of Company's engagement letters with Libra Investments, Inc., Pinnacle Partners and Argosy has been delivered to Parent prior to the execution of this Agreement. Company has not, and will not, increase any such fees and expenses prior to Closing.

    (q) MATERIAL CONTRACTS. All contracts, leases and other agreements to which Company or any of its Subsidiaries is a party and that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company and its Subsidiaries, taken as a whole (the "Material Contracts") have been filed as exhibits to the SEC Documents or are listed on Schedule 5.1(q). Except as disclosed in Schedule 5.1(q), each Material Contract is in full force and effect; Company and its Subsidiaries have performed in all material respects all the obligations required to be performed thereby under each Material Contract; neither Company nor any of its Subsidiaries has received any written assertion of default under any Material Contract; neither Company nor any of its Subsidiaries expects any termination or material change to, or receipt of a proposal with respect to, any of the Material Contracts as a result of the Transactions; and neither Company nor any of its Subsidiaries has knowledge of any material breach or anticipated material breach by any other party to any Material Contract. Company has filed as an exhibit to an SEC Document or has furnished Parent with true, complete and unredacted copies of each Material Contract, together with all amendments, waivers or other changes thereto. Company does not have any Material Contract or any other contract or agreement with the United States Department of Energy, the United States Department of Defense or any of the armed forces of the United States.

    (r) GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation, limiting its ability to (i) issue the New Shares or the Preferred Shares, (ii) incur Indebtedness for money borrowed, (iii) to create Liens on any of its properties to secure such Indebtedness or (iv) otherwise to consummate the Transactions. SBP Transportation Co., Inc., a California corporation, is subject to the Interstate Commerce Act, but such act does not limit the actions described above.

    (s) DISCLOSURE. No representation or warranty of Company or any Subsidiary contained in this Agreement or any Ancillary Agreement, or any other document, certificate, or written statement furnished to Parent, Holdings or the Other Investors by or on behalf of the Company or any Subsidiary for use in connection with the Transactions contains any untrue statement of a material fact or omits to state a material fact (known to Company or any Subsidiary in the case of any document not furnished by it) necessary in order the make the statements contained herein or therein not misleading. The term "material" in the preceding sentence shall be interpreted in accordance with Section 10(b) of the Exchange Act. There is no fact known to Company or any Subsidiary (other than matters of general economic nature) that materially adversely affects any Mortgaged Property, the business, operations, property, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any Subsidiary to perform their respective obligations that have not been disclosed herein or in such other documents, certificates and statements furnished to Parent, Holdings, Grantor Trust and the Other Investors for use in connection with the Transactions.

    (t) AFFILIATES. Company hereby certifies to Fidelity Management Trust Company ("Fidelity") both in its individual capacity and its capacity as a fiduciary (as defined in Section 3(21)(A) of the Employee Retirement Income
Security Act  of 1974,  as amended)  of the  Kodak Retirement  Income Plan  (the
"Plan"), that, to the best of its knowledge, Company is not an affiliate (as defined in Section V(C) of the U.S Department of Labor Prohibited Class Exemption 84-14, 49 Fed. Reg. 9494 (March 13, 1984) ("PTCE 84-14")), and during the one-year period ending on the Closing Date was not such an affiliate, of any person identified on Schedule 5.1(t) hereto. Company hereby acknowledges and agrees that the foregoing certification will be relied upon by Fidelity in causing the Plan to enter into the Transactions contemplated by this Agreement.

    (u) LICENSES. The Company and its Subsidiaries hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in substantial compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a material adverse effect on the Company and its Subsidiaries.

    (v) PRIVATE OFFERINGS. No form of general solicitation or general advertising was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the securities being purchased under this Agreement or under any other document. Neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Interim Notes, New Shares or Preferred Shares, or any part thereof or any other similar securities or the securities being purchased under any other document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Parties. Assuming the accuracy of the representations of the Parties as set forth in Sections 5.2 and 5.3, neither the Company, any of its Subsidiaries nor any person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the securities being purchased under this Agreement to the provisions of Section 5 of the Securities Act.

    (w) FOREIGN ASSETS CONTROL REGULATION, ETC. Neither the issue and sale of the Interim Notes, the New Shares or the Preferred Shares by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control Regulations, the Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Haitian Transactions Regulations or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (Transactions with Iraq).

    (x) FEDERAL RESERVE REGULATIONS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds from the sale of the Interim Notes for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock," or of maintaining, reducing or retiring any indebtedness originally incurred to purchase any stock that is currently a "margin stock," or for any other purpose which might constitute the Transactions a "purpose credit," in each case within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207 and 221, as amended, respectively), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulations T or X of the Board of Governors of the Federal Reserve System (12 C.F.R. 220 and 224, as amended, respectively) or any other regulation of such Board. No indebtedness that may be maintained, reduced or retired with the proceeds from the sale of the Interim Notes was incurred for the purpose of purchasing or carrying any "margin stock" and neither the Company nor any of its Subsidiaries own any such "margin stock" or have any present intention of acquiring, directly or indirectly any such "margin stock."

    (y) INSURANCE. After the Funding Date, Company will provide to each Party, if so requested in writing, a list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit, the term and deductible for each such policy, the agency and company providing such insurance and the name of each person scheduled as having an interest therein as loss payee, pledgee or otherwise. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute, in each case, would have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds, except in each case where the failure would not have a material adverse effect on the Company and its subsidiaries on a consolidated basis. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds that would be material to the Company and its Subsidiaries taken as a whole.

    (z) INTELLECTUAL PROPERTY. The Company and its Subsidiaries have ownership of, or license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used or to be used in the business of the Company or any of its Subsidiaries and which are material to the Company and its Subsidiaries on a consolidated basis (collectively, "Intellectual Property"). There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof, except those that would not have a material adverse effect on the Company and its Subsidiaries on a consolidated basis. The Company and its Subsidiaries have the right to use all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or their business as presently conducted or contemplated and which are material to the Company and its Subsidiaries on a consolidated basis.

    (aa) GRANTOR TRUST SUBSIDIARIES. (i) The Art Store, a California corporation has good, sufficient and legal fee title to all the properties listed on Schedule 5.1(h) as being owned by The Art Store free and clear of Liens, except as disclosed on Schedule 5.1(h) or as permitted under Section 6.2 of the New Loan Agreement.

    (ii) The Art Store has a good, sufficient and legal leasehold interest in all of the properties listed on Schedule 5.1(h) as being leased by The Art Store and such leasehold interest is free and clear of all Liens, except as disclosed on Schedule 5.1(h).

   (iii) Schedule 5.1(aa) sets forth the following information with respect to each of the Grantor Trust Subsidiaries as of the most recent practicable date through the Funding: (A) the basis of the Grantor Trust Subsidiary in its assets; (B) the basis of The Art Store Holding Company in the Stock of The Art Store; and (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to such Grantor Trust Subsidiary.

   (iv) As of the Funding, the adjusted basis of The Art Store Holding Company in the stock of The Art Store will be at least $7,000,000; the excess of the adjusted basis of The Art Store in its assets over its liabilities will be at least $7,000,000; and the excess of the adjusted basis of SBP Properties Holding Company in its assets over its liabilities will be at least $1,500,000.

    (v) Except as disclosed on Schedule 5.1(aa), none of the Grantor Trust Subsidiaries has any liability for the Taxes of any other Person (other than the Grantor Trust Subsidiaries and other than Taxes of the consolidated group, the common parent of which is Company) (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

    5.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND HOLDINGS. Each of Parent and Holdings represents and warrants to Company and the Other Investors as follows:

        (a) AUTHORITY. Each of Parent and Holdings has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

        (b) VALIDITY. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by Parent and Holdings and constitute valid and legally binding agreements of Parent and Holdings enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Holdings about Parent or Holdings in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company's stockholders held to vote on adoption of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Holdings, except as described in Section 5.1(p), which would be or become the responsibility of any other Party.

        (e) OWNERSHIP OF COMPANY SECURITIES. Neither Parent nor Holdings is the record or beneficial owner of any shares of Common Stock, principal amount of New Borrower Notes or Grantor Trust Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of the
    Company,   except  as  contemplated  by  this  Agreement  or  the  Ancillary
    Agreements.

        (f) INVESTMENT INTENT. Holdings is purchasing or acquiring the New Shares and Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Holdings does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Holdings is aware that the certificates evidencing the New Shares and Preferred Shares shall bear substantially the following legend relating to restrictions on resale under the Securities Act:

       "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH."

        (G) ACQUISITION FOR INVESTMENT AND RULE 144. Holdings has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment. Holdings understands that the New Shares and Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of Holdings' investment intent as expressed herein. Holdings acknowledges that the New Shares and Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Holdings has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

        (h) CONSENTS. All material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by Parent and Holdings or the purchase of the New Shares and the Preferred Shares by Holdings have been obtained or made, or will be obtained or made prior to the Closing Date.

    5.3.   REPRESENTATIONS AND WARRANTIES  OF THE OTHER INVESTORS.   Each of the
Other Investors and Grantor Trust represents and warrants, with respect to such Person only, severally and jointly, to Company, Parent and Holdings as follows:

        (a) AUTHORITY. Investor1 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions. Investor2 has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the
    Transactions. Each of Investor3, Investor4, Investor5 and Investor6 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the Transactions.

        (b) VALIDITY. This Agreement and the Ancillary Agreements have been duly authorized, executed and delivered by such Person and constitute valid and legally binding agreements of such Person enforceable against such Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) INFORMATION SUPPLIED. None of the information supplied or to be supplied by such Person about such Person in writing for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (d) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Person, except as set forth in
    Section 5.1(p), which would be or become the responsibility of any other Party.

        (e) OWNERSHIP OF COMPANY SECURITIES. Investor1 is the beneficial owner of 7,630,307 shares of Common Stock and warrants to purchase 394,547 shares of Common Stock. Investor2 is the beneficial owner of 1,433,413 shares of Common Stock and warrants to purchase 74,203 shares of Common Stock. Investor3 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor4 is the beneficial owner of 2,139,940 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor5 is the beneficial owner of 1,305,700 shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Investor6 is the beneficial owner of no shares of Common Stock, $937,500 principal amount of New Borrower Notes and warrants to purchase 70,312 shares of Common Stock. Except for such ownership, as of the date of this Agreement, such Person does not beneficially own any shares of Common Stock, principal amount of Existing Grantor Trust Indebtedness, Borrower Notes or New Borrower Notes, warrants to purchase shares of Common Stock or any other equity or debt securities of Company, except as contemplated by this Agreement, the Ancillary Agreements or the Existing Loan Agreement.

        (f) INVESTMENT INTENT. Such Person is purchasing or acquiring the New Shares and the Preferred Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act, provided that disposition of such Person's property shall at all times be within its control. Such Person does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the New Shares or Preferred Shares. Such Person is aware that the certificates representing the New Shares and the Preferred Shares will bear such legends relating to restrictions on resale under the Securities Act as provided in Section 5.2(f).

        (g) ACQUISITION FOR INVESTMENT AND RULE 144. Such Person has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed Investment. Such Person understands that the New Shares and the Preferred Shares will not be registered under the Securities Act in reliance on a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of such Person's investment intent as expressed herein. Such Person acknowledges that the New Shares and the Preferred Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Person has been advised or is aware of the provisions of Rule 144 and Rule 144A promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

        (h) LEGAL INVESTMENT; CONSENTS. The purchase of the New Shares and the Preferred Shares by such Person hereunder is legally permitted in all material respects by all laws and regulations to which such Person is subject and all material consents, approvals, orders, authorizations of or registrations, declarations or filings in connection with the valid execution and delivery of this Agreement and the Ancillary Agreements by such Person or the purchase of the New Shares and the Preferred Shares by such Person have been obtained or made, or will be obtained or made prior to the Closing Date.

                                   ARTICLE VI
              COVENANTS RELATING TO CONDUCT OF BUSINESS OF COMPANY

    6.1. CONDUCT OF BUSINESS. (a) Conduct of Business by Company. Except as otherwise contemplated by this Agreement and the Ancillary Agreements, during the period from the date of this Agreement to the earlier of (x) the Closing and
(y) the first day on which each of the five persons designated as Holding Directors on Schedule 2.1 of the Stockholders Agreement shall have become Directors of Company, Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use its best efforts to preserve intact their current business organizations, keep available the services of their current officers and other employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. By way of background, Schedule 1.1 sets forth the most recent financial information of Company. Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement to the Closing, Company shall not, and shall not permit any of its Subsidiaries to:

        (i) take any action in violation of the covenants contained in Company's loan agreements (except to the extent such covenants have already been violated and no waivers have been obtained);

        (ii) (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (y) purchase, redeem or otherwise acquire any shares of capital stock of Company or any of its

    Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than in accordance with the Stock Split) or (z) declare, set aside or pay any dividend (whether in cash, capital stock or property);

       (iii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (x) the issuance of Common Stock upon the exercise or conversion of Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms and
    (y) the issuance and sale of the New Shares and Preferred Shares in accordance with the terms hereof);

       (iv) amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents (other than in accordance with the Amendments);

        (v) acquire or agree to acquire any assets in excess of $100,000;

       (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets in excess of $10,000, or waive or release any rights, or compromise, release or assign any indebtedness owed to it or any claims held by it;

       (vii) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to Company or any direct or indirect wholly owned Subsidiary of Company or (z) incur any other debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary course of business consistent with past practice;

      (viii) make or agree to make any new capital expenditure or expenditures which, individually or in the aggregate, are in excess of $10,000;

       (ix) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Company included in the Filed SEC Documents or incurred in the ordinary course of business consistent with past practice;

        (x) provide any discounts on sales of inventory other than discounts consistent with past practice;

       (xi) enter into, terminate or substantially amend or supplement any contract, lease or other agreement unless the same is done in the ordinary and usual course of business and the contract, lease or other agreement in question does not provide for any party thereto to make payment or deliver goods or services (or any combination thereof) aggregating more than $10,000 over the term thereof;

       (xii) increase in any manner the compensation or fringe benefits of any of its officers, directors or employees or pay or agree to pay any severance, pension, retirement allowance or other similar benefit not required by any previously existing plan or agreement to any such officers, directors or employees, or commit itself to any severance, pension, retirement or profit-sharing loan or agreement or employment agreement with or for the benefit of any officer, director, employee or other person;

      (xiii) permit any insurance policy (excluding, however, those policies for which no replacement is available at a cost comparable to that currently in effect) naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing substantially the same coverage are in full force and effect;

      (xiv) change any accounting policy or procedure; or

       (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

    (b) OTHER ACTIONS. Except as required by law, regulation, or contemplated by this Agreement or the Ancillary Agreements, the Company, Parent, Holdings, the Grantor Trust and the Other Investors shall use all reasonable efforts not to, and shall use all reasonable efforts not to permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such Party set forth in this Agreement or the Ancillary Agreements that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or
(iii) any of the conditions set forth in Article IV not being satisfied.

    Company, Parent, Holdings and the Other Investors shall promptly notify the other Parties of any change or event causing, or that, insofar as can reasonably be foreseen, would cause, any of the conditions with respect to such Person set forth in Article IV not being satisfied.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    7.1. PREPARATION OF THE PROXY STATEMENT; STOCKHOLDERS MEETING. (a) Company shall have prepared and given Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment on the Proxy Statement to be filed by Company with the Securities and Exchange Commission (the "Proxy Statement"). If the Proxy Statement has not been filed with the SEC, Company shall file with the SEC the Proxy Statement within 7 days after the date hereof. After giving Parent, Holdings, Grantor Trust and the Other Investors a reasonable opportunity to comment, Company shall file with the SEC any amendments or supplements to the Proxy Statement that may be necessary in response to SEC comments or otherwise. Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable. Company shall provide to Parent, Holdings and the Other Investors promptly any comments or other correspondence it receives from the SEC staff with respect to the Proxy Statement.

    (b) Company  shall,  as soon  as  practicable  following the  date  of  this
Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving the
Proposals and shall, through its Board of Directors, recommend to its stockholders approval of the Proposals. The obligations of Company pursuant to
Section 7.1(a) and the first sentence of this Section 7.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Company of any takeover proposal by any third party.

    7.2. ACCESS TO INFORMATION; CONFIDENTIALITY. Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Parent, reasonable access during normal business hours during the period prior to the Closing to all their respective properties, books, contracts, commitments, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other Party may reasonably request.

    7.3. REASONABLE EFFORTS; NOTIFICATION; CONSENT. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use all reasonable efforts (in the case of Investor1 and Investor2, within the context of its fiduciary obligations, if any, and applicable regulatory restrictions) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (ii) the obtaining or granting of all necessary consents, approvals or waivers from third parties or Parties, including those set forth on Schedule 5.1(d), to the extent necessary to consummate its obligations as part of the Transactions, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, against it and challenging this Agreement or any of the Ancillary Agreements or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Ancillary Agreements, including the satisfaction of all conditions set forth in Article IV and completion of the Funding and the Closing on a timely basis, provided that nothing in this Article VII shall be construed to require any Party to waive any right or condition to any obligation it may have pursuant to this Agreement or any Ancillary Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Ancillary Agreements or any future transactions between or among the Parties solely as a result of the Transactions and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, any Ancillary Agreement or any contemplated by this Agreement or any Ancillary Agreement, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Ancillary Agreements and otherwise to minimize the effect of such statute or regulation on the Transactions.

    (b) Each Party  shall give prompt  notice to  the other Parties  of (i)  any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or inaccurate in any respect (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this
Agreement   or  any  Ancillary  Agreement;   provided,  however,  that  no  such
notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or the Ancillary Agreements.

    (c) In order to induce each of the Parties to enter into the Transactions, and anything in the agreements with the Company to which such Party is a Party to the contrary notwithstanding, each Party hereby consents to the Transactions and, subject to satisfaction of the conditions to Funding or Closing, as applicable, hereby waives all defaults and events of default relating to any existing agreement between or among any of the Parties and which include Company, any of its Subsidiaries, any of the Grantor Trust Subsidiaries, Interim Borrowers or Grantor Trust as a Party or Parties thereto, that, to such Party's knowledge, occurred prior to and are continuing as of the date hereof; provided, that if Closing does not occur by December 31, 1995 or the Investment Agreement terminates prior to Closing, the Parties will have the right to rescind such waiver except with respect to actions and events that are taken in connection with the Transactions. All terms, conditions and provisions of such agreements are and shall remain in effect (except as otherwise contemplated by this Agreement and the Ancillary Agreements) and, except as set forth above, nothing herein shall operate as a consent to or waiver of any other or further matter or any other right, power or remedy of such Party under such agreements.

    7.4. FEES AND EXPENSES. (a) Except as provided below or in the Existing Insurance Company Loan Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fees or expenses, whether or not the sale of the New Shares or the Preferred Shares on the terms contemplated hereby is consummated. Company agrees to reimburse Investor1 and Investor2 for their reasonable out-of-pocket expenses in connection with this Agreement, the Ancillary Agreements and the Transactions in an amount not to exceed $100,000.

    (b) If a direct or indirect acquisition of, or merger or other business combination with, Company or any substantial portion of Company's business or assets, or the sale or other disposition of a majority of the capital stock of Company (any of such transactions, a "Disposition") is consummated by Company with any person other than Parent after the date hereof, then upon the consummation of such Company shall pay to Parent in immediately available funds, an amount equal to Parent's and Holdings' out-of-pocket costs and expenses (including legal fees and expenses). This Section 7.4(b) shall not apply to any Disposition undertaken through an involuntary bankruptcy of Company.

    7.5. PUBLIC ANNOUNCEMENTS. Parent, Holdings, Grantor Trust, the Other Investors and Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process, regulatory authority or by obligations pursuant to any listing agreement with any national securities exchange.

    7.6. STOCKHOLDER LITIGATION. Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Transactions; PROVIDED, HOWEVER, that no such settlement shall be agreed to without Parent's consent, which consent shall not be unreasonably withheld.

    7.7.    EMPLOYMENT  ARRANGEMENTS.   The  Company  shall not  enter  into any
employment agreement or implement any severance arrangement with or with respect to any employee of the Company.

    7.8.  REPORTING COMPANY.   Company shall  use its best  efforts to remain  a
reporting company under the Exchange Act prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

    7.9. NYSE LISTING. Company shall use its best efforts to cause the outstanding shares of Common Stock and the New Shares to remain listed on the New York Stock Exchange prior to and upon consummation of the Transactions contemplated by this Agreement and the Ancillary Agreements.

    7.10. LIQUIDATING PROPERTY TRUST LEASES AND PROPERTY TRANSFER. Company shall use its best efforts to obtain from the Liquidating Property Trust the Liquidating Property Trust Leases and cause the Property Transfer to occur.

    7.11. AGREEMENT TO VOTE SHARES. Each of the Parties agrees that during the term of this Agreement to vote such Party's shares of Common Stock, and to cause any holder of record of such shares to vote (a) in favor of the Proposals and the Transactions, (b) against any action or agreement that would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (c) except for the Transactions, against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets or securities of Company or its Subsidiaries that would be inconsistent with the Transactions and (d) as to any matter related to the election or removal of directors, as directed by Holdings.

    7.12. NO VOTING TRUSTS. Each of the Parties agrees that they will not, nor will they permit any entity under their control to, deposit any of their shares of Common Stock in a voting trust or subject any of their shares of Common Stock to any arrangement with respect to the voting of such Shares other than agreements entered into with Holdings.


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

    7.13. NO PROXY SOLICITATIONS. Each of the Parties agrees that such Party will not, nor will such Party permit any entity under such Party's control to,
(a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or competition with the consummation of the Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage or inhibit the timely consummation of the Transactions, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Transactions, or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Transactions.

    7.14. TRANSFER AND ENCUMBRANCE. On or after the date hereof and during the term of this Agreement until the Closing, except pursuant to this Agreement and the Ancillary Agreements, each of the Parties agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Party's shares of Common Stock or any Interim Notes, Existing Grantor Trust Indebtedness or New Borrower Notes, without the prior written consent of Company and Holdings and prior notice to the Other Parties, except that (i) each of the Parties (other than Company) may make such a transfer to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such transfer shall relieve such Party of any of its obligations under this Agreement and the Ancillary Agreements (except that such relief will be granted in the case of Investor1 or Investor2 upon any transfer by them to a fund or account managed or advised by Fidelity Management and Research Co. or Fidelity Management Trust Co.). Company and Holdings will not unreasonably withhold such consent to limited transfers (for example up to 5% of each Party's holdings on a pro rata basis) so long as their material interests are not adversely affected thereby.

    7.15. ADDITIONAL PURCHASES. Each of the Parties agrees that such Party will not purchase or otherwise acquire beneficial ownership of any shares of Common Stock after the execution of this Agreement, nor will any Party voluntarily acquire the right to vote or share in the voting of any shares of Common Stock, unless such Party agrees to deliver to Holdings immediately after such purchase or acquisition an irrevocable proxy substantially in the form attached hereto as Exhibit C with respect to such new shares. Each of the Parties also severally agrees that any new shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted shares of Common Stock held by such Party as set forth in
Article V hereof.

    7.16.  COVENANTS RELATING TO POST-FUNDING TAX MATTERS.

    (a) TAX SHARING AGREEMENTS. Any Tax sharing agreement between the Company and any of the Grantor Trust Subsidiaries is terminated as of the Funding and will have no further effect for any taxable year, whether current, future or past.

    (b) TAX RETURNS. Company will include the income of the Grantor Trust Subsidiaries on the Company's consolidated income Tax Returns for all periods through the Funding and pay income Taxes attributable to such income. Grantor Trust Subsidiaries will pay income Taxes attributable to their income for all periods following the Funding. Upon reasonable request, Grantor Trust Subsidiaries and Company will provide tax information to each other for the purpose of preparing Tax Returns. Company will take no position that relates to Grantor Trust Subsidiaries on its consolidated income Tax Returns for periods through the Funding that is not in accordance with past practice, without the prior written consent of Investor1 and Investor2, which consent will not be unreasonably withheld. The Grantor Trust Subsidiaries will take no position that relates to Company on their Tax Returns for periods after the Funding that is not in accordance with past practice, without the prior written consent of Company, which consent will not be unreasonably withheld.

    (c) AUDITS. Company on the one hand and Investor1, Investor2 and Grantor Trust Subsidiaries on the other will each provide reasonable notice to the other party regarding audits of any Tax

Returns, to the extent that such audits may affect the other party's liability for Taxes. Company and the Grantor Trust Subsidiaries will permit each other and their respective counsel to participate in any such audits. None of Company or the Grantor Trust Subsidiaries will settle any audit in a manner that would adversely affect the Tax liability of the other party, without the prior written consent of Investor1 and Investor2 or Company, respectively.

    (d) SALE OF STOCK. Company, Investor1, Investor2 and the Grantor Trust Subsidiaries shall, upon Company request, make a joint election under Section 338(h)(10) of the Internal Revenue Code and any corresponding elections under state and local tax laws (the "Election") with respect to the stock of each Grantor Trust Subsidiary, and as promptly as practicable following the Funding Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with
Section 338(h)(10) of the Internal Revenue Code and the Treasury Regulations thereunder or any successor provisions and the corresponding provisions of state and local tax laws. However, the agreement in this subsection (d) is made subject to the condition that the making of the Election will not have a material adverse effect on Investor1, Investor2 or their investment in the Grantor Trust Subsidiaries, as such material adverse effect is defined in a side letter between Investor1 and Investor2, on the one hand, and Holdings and the Company, on the other hand, which side letter such parties agree to negotiate in good faith.

    (e) REFUNDS. The Grantor Trust Subsidiaries will promptly pay to Company any net Tax refund (or net reduction in Tax liability ) with respect to Taxes for periods through the Funding when such refund is received or such reduction is realized, by the Grantor Trust Subsidiaries or any of their Affiliates. The Grantor Trust Subsidiaries will cooperate with Company, at Company's expense, in obtaining such refunds or reductions. Company will indemnify each of the Grantor Trust Subsidiaries for any Taxes resulting from the subsequent disallowance of any such refund or reduction.

    (f) INDEMNIFICATIONS BY COMPANY. Company agrees subsequent to the Funding to indemnify and hold the Grantor Trust Subsidiaries and their respective Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (the "Grantor Trust Indemnified Parties") harmless from and against any liability of the Grantor Trust Indemnified Parties for Taxes (i) arising with respect to periods which end on or prior to the Funding Date or as a result of the Funding, or (ii) arising out of or based upon any breach of the representations and warranties contained in Sections 5.1(k) or 5.1(aa), including without limitation any liability for Taxes of Company or any member of its consolidated group other than the Grantor Trust Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise. For purpose of this subsection and subsection (g) below, "Taxes" includes any related costs, fines, penalties, interest and expenses with respect thereto (including, without limitation, reasonable fees of counsel) of any kind and nature whatsoever (whether or not arising out of third-party claims and including any reasonable amounts paid in investigation, defense or settlement of the foregoing) which will be sustained or suffered by the Indemnified Parties.

    (g) INDEMNIFICATION BY GRANTOR TRUST SUBSIDIARIES. The Grantor Trust Subsidiaries agree subsequent to the Funding to indemnify and hold Company and its Subsidiaries and Affiliates and persons serving as officers, directors, partners or employees thereof (the "Company Indemnified Parties") harmless from and against any liability of the Company Indemnified Parties for Taxes imposed with respect to the Grantor Trust Subsidiaries for periods, or portions thereof, beginning after the Funding Date (other than Taxes imposed as a result of the Funding). For purposes of this subsection "Taxes" has the meaning set forth in subsection (f) above.

    (h) SOLE REMEDY. The indemnification provided in Section 7.16(e) and (f) above shall be the sole and exclusive remedy of the Grantor Trust Subsidiaries with respect to the matters set forth in Section 7.16(e) and (f). The indemnification provided in Section 7.16(g) above shall be the sole and exclusive remedy of the Company with respect to the matters set forth in Section 7.16(g).


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

    7.17. ENVIRONMENTAL INDEMNITY, ETC. (a) Company agrees subsequent to the Funding to indemnify and hold Investor1, Investor2 and the Grantor Trust Subsidiaries ("Indemnitees") harmless from and against any losses, damages, liabilities or expenses (including reasonable expenses of counsel) that result from any breach of the representations and warranties of the Company contained in Section 5.1(h)(vii) to the extent, but only to the extent, that such breach relates to the Grantor Trust Subsidiaries, and subject to a maximum aggregate indemnification liability of Company under this provision of $2.5 million.

    (b) Promptly after becoming aware of or receiving notice of any such breach, each Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from Company under this Agreement, notify Company in writing and specify with reasonable particularity the circumstances thereof. The right to indemnification shall terminate as to any matter for which such notice has not been given within two years from the date hereof. In addition, Indemnitee shall give Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Any delay in such notification, if within such two year period, will not relieve Company from any such liability unless the delay in notice materially prejudiced Company. This right of indemnification is not transferrable.

    (c) If the Indemnitee is entitled to indemnification on some claims, issues or matters, but not on others, involved in a legal or administrative proceeding, the Company shall indemnify the Indemnitee against an appropriate proportion of the overall losses, damages, liabilities or expenses (and no more), based on the matters for which the Indemnitee is entitled to be indemnified hereunder in relation to any other matters involved therein.

    (d) The expenses incurred by Indemnitee in investigating, defending, or appealing any legal or administrative proceeding covered by this indemnity shall be paid by Company in advance, with the understanding and agreement hereby made by Indemnitee, or made by its acceptance of any such advancement, that in the event it shall ultimately be determined that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that the Indemnitee shall repay to Company such amount, or the appropriate portion thereof, so paid or advanced.

    (e) Company shall be entitled to assume the defense of any legal or administrative proceeding for which indemnification is owing under this Section
7.17. Company will not be liable for any settlement effected without its prior written consent, which will not be unreasonably withheld.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    8.1.     TERMINATION.    (a)  Anything  contained  herein  to  the  contrary
notwithstanding,  this  Agreement  may   be  terminated  and  the   Transactions
contemplated hereby abandoned at any time prior to the Closing Date:

    (i) by mutual written consent of Parent, Holdings, the Other Investors and the Company;

    (ii) by Parent and Holdings  if any of the  conditions set forth in  Section
         4.1 shall have become incapable of fulfillment, and shall not have been waived by Parent and Holdings;

   (iii) by Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

   (iv) by the Other Investors if any of the conditions set forth in Section 4.3 shall have become incapable of fulfillment, and shall not have been waived by the Other Investors; or

    (v) by any Party if Closing shall not have occurred on or prior to December 31, 1995;

PROVIDED, HOWEVER, that the Party  seeking termination pursuant to clause  (ii),
(iii) or (iv) is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

    (b) In the event of termination pursuant to this Section 8.1, written notice thereof shall forthwith be given to the other Parties and the Transactions shall be terminated, without further action by any Party.

    8.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, the Parties shall no longer have any further liabilities or obligations under this Agreement, except under Section 7.4,
Section 7.5 (which shall terminate one year from the termination of this Agreement), this Section 8.2 and Article IX and except to the extent that such termination results from the wilful and material breach by a Party of any of its representations, warranties, covenants or agreements set forth in this Agreement or any of the Ancillary Agreements. Upon such termination the warrants held by the Parties that were cancelled pursuant to Section 2.3(c) shall be reissued and a proportionate amount of warrants shall be issued to Holdings based on the amount of Interim Notes, New Borrower Notes and Existing Grantor Trust Indebtedness then outstanding.

    8.3. AMENDMENT. This Agreement may be amended by the Parties at any time before or after any required approval of matters presented in connection with this Agreement by the stockholders of the Company; PROVIDED, HOWEVER, that, after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    8.4.  EXTENSION; WAIVER.  At any time prior to the Closing, the Parties  may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    8.5. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Holdings, Grantor Trust or the Other Investors, action by its board of directors, trustees or authorized officers or the duly authorized designee of its board of directors, trustees or authorized officers or, in the case of the Company, action by a majority of its entire Board of Directors.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1.   SURVIVAL OF  WARRANTIES AND CERTAIN AGREEMENTS.   (a) All agreements,
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the Transactions.

    (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the parties set forth in Sections 7.4 shall survive the consummation of the Transactions and the termination of this Agreement.

    9.2. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail

(postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

    (i)    If to Parent or Holdings, to:

           Corimon, S.A.C.A.
           Calle Hans Neumann
           Edificio Corimon
           Los Cortijos de Lourdes
           Apartado 3654
           Caracas 1010-A, Venezuela
           Attention: Arthur W. Broslat
           Facsimile: (582) 203-5757

           with a copy to:

           Sullivan & Cromwell
           444 South Flower Street
           Los Angeles, California 90071
           Attention: Frank H. Golay, Jr.
           Facsimile: (213) 683-0457

    (ii)   If to Grantor Trust, to:

           Standard Brands Paint Collateral Trust
           c/o Karl Savryn, Trustee
           Dornbush, Mensch, Mandelstam & Schaeffer
           74 Third Avenue, 11th Floor
           New York, New York 10017
           Facsimile: (212) 753-7673

   (iii)   If to Investor1, to:

           Fidelity Capital & Income Fund
           c/o Fidelity Management and Research Co.
           82 Devonshire Street - F7E and F7D
           Boston, Massachusetts 02109
           Attention: Portfolio Manager and
                      Robert M. Gervis, Esq.
           Facsimile: (617) 476-3316 and 476-7774

           If to Investor2, to:

           Kodak Retirement Income Plan Trust Fund
           c/o Fidelity Management Trust Company
           82 Devonshire Street - F7E and F7D
           Boston, Massachusetts 02109
           Attention: Portfolio Manager and
                      Robert M. Gervis, Esq.
           Facsimile: (617) 476-3316 and 476-7774

           with a copy to:

           Goodwin Procter & Hoar
           Exchange Place
           53 State Street

           Boston, Massachusetts 02109
           Attention: Laura Hodges Taylor
           Facsimile: (617) 523-1231

   (iv)    If to Investor3, to:

           Transamerica Life Insurance and Annuity Co.
           c/o Transamerica Realty Services, Inc.
           1150 South Olive Street, Suite 2200
           Los Angeles, CA 90015
           Attention: Lyman Lokken
           Facsimile: (213) 741-6917

    (v)     If to Investor4, to:

            Transamerica Occidental Insurance Co.
            c/o Transamerica Realty Services, Inc.
            1150 South Olive Street, Suite 2200
            Los Angeles, CA 90015
            Attention: Lyman Lokken
            Facsimile: (213) 741-6917

   (vi)     If to Investor5, to:

            Sun Life Insurance Co.
            1 Sun America Center
            Century City, CA 90067
            Attention: Robert Sydow
            Facsimile: (310) 772-6150

   (vii)    If to Investor6, to:

            Anchor National Life Insurance Co.
            1 Sun America Center
            Century City, CA 90067
            Attention: Robert Sydow
            Facsimile: (310) 772-6150

  (viii)    If to the Company, to:

            Standard Brands Paint Company
            4300 West 190th Street
            Torrance, CA 90509-2956
            Attention: Ronald I. Scharman
            Facsimile: (310) 371-8770

    9.3.    COUNTERPARTS.    This  Agreement may  be  executed  in  one  or more
counterparts, all of which shall be considered one and the same agreement.

    9.4. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Ancillary Agreements, and the other agreements and instruments referred to herein and therein, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and the Ancillary
Agreements and (b) are not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

    9.5. ASSIGNMENT. None of the Parties shall assign this Agreement or any of its rights, interests or obligations hereunder, in whole or in part (including by operation of law in connection with a merger, or sale of substantially all the assets, of Company, Parent, Holdings, the Other Investors or otherwise), without the prior written consent of the other Parties, except that each of the Parties (other than Company) may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any Affiliate (other than Company) of such Party who agrees in writing to be bound by the terms of this Agreement and the Ancillary Agreements, but no such assignment shall relieve such Party of any of its obligations under this Agreement and except that each of Investor1, Investor2 and the Grantor Trust Subsidiaries may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement as they relate to Sections 5.1(k), 5.1(aa) and 7.16, but no such assignment shall relieve any of Investor1, Investor2 or the Grantor Trust Subsidiaries of any of their obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be void.

    9.6. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

    9.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

    9.8. ENFORCEMENT. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Ancillary Agreements and to enforce specifically the terms and provisions of this Agreement and the Ancillary Agreements in any Federal or state court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of New York in the event any dispute arises out of this Agreement, any of the Ancillary Agreements or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, any of the Ancillary Agreements or any of the Transactions in any court other than a Federal or state court sitting in the State of New York. The Parties agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

    However, anything in this Agreement to the contrary notwithstanding, in the case of any legal proceeding specifically relating to one of the Ancillary Agreements, which itself contains specific choice of law, forum selection or jurisdiction provisions, which is or would be inconsistent with this Section 9.8, then in such case the provisions contained in such Ancillary Agreement shall control, and this Section 9.8 shall not be applicable thereto.

                              INVESTMENT AGREEMENT

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          STANDARD BRANDS PAINT COMPANY
                                          By /s/ STANDARD BRANDS PAINT COMPANY
                                             ---------------------------------
                                             Name:
                                             Title:

                                          CORIMON, S.A.C.A.
                                          By /s/ CORIMON, S.A.C.A.
                                             ---------------------------------
                                             Name:
                                             Title:

                                          CORIMON CORPORATION
                                             /s/ CORIMON CORPORATION
                                             ---------------------------------
                                             Name:
                                             Title:

                                          TRANSAMERICA LIFE INSURANCE AND
                                           ANNUITY CO.
                                          By /s/ TRANSAMERICA LIFE INSURANCE
                                                 AND ANNUITY CO.
                                             ---------------------------------
                                             Name:
                                             Title:

                                          TRANSAMERICA OCCIDENTAL LIFE
                                           INSURANCE COMPANY
                                          By /s/ TRANSAMERICA OCCIDENTAL LIFE
                                                 INSURANCE COMPANY
                                             ---------------------------------
                                             Name:
                                             Title:

                                          SUN LIFE INSURANCE COMPANY OF AMERICA
                                          By /s/ SUN LIFE INSURANCE COMPANY
                                                 OF AMERICA
                                             ---------------------------------
                                             Name:
                                             Title:

                                          ANCHOR NATIONAL LIFE
                                           INSURANCE COMPANY
                                          By /s/ ANCHOR NATIONAL LIFE INSURANCE
                                                 COMPANY
                                             ---------------------------------
                                             Name:
                                             Title:

                                          STANDARD BRANDS PAINT COLLATERAL
                                           TRUST
                                          By /s/ STANDARD BRANDS PAINT
                                                 COLLATERAL TRUST
                                             ---------------------------------
                                             Name:
                                             Title:

                                          KODAK RETIREMENT INCOME PLAN  TRUST
                                          FUND
                                          By /s/ KODAK RETIREMENT INCOME PLAN
                                                 TRUST FUND
                                             ---------------------------------
                                             Name:
                                             Title:

                                          FIDELITY CAPITAL & INCOME FUND
                                          By /s/ FIDELITY CAPITAL & INCOME
                                                 FUND
                                             ---------------------------------
                                             Name:
                                             Title:

    Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the Parties acknowledges and agrees that this agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 or Investor2 individually, but is binding only upon the assets and property of Investor1 and Investor2. With respect to all obligations of Investor1 arising out of this Agreement, each of the Parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1 and Investor2. Each of the Parties are expressly put on notice that the rights and obligations of each series of shares of each of Investor1 and Investor2 under its Declaration of Trust are separate and distinct from those of any and all other series.

                                                                       EXHIBIT 2
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------



                             INTERIM LOAN AGREEMENT

                                      Among

                              CORIMON CORPORATION,
                             a Delaware corporation


                            STANDARD BRANDS PAINT CO.
                            a California corporation


                        STANDARD BRANDS REALTY CO., INC.
                            a California corporation

                                       and

                         STANDARD BRANDS PAINT COMPANY,
                             a Delaware Corporation




                          Dated as of February 15, 1995



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS


Section                                                                     Page
- -------                                                                     ----

                                    ARTICLE I

                                   DEFINITIONS

  1.1.    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
  1.2.    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .  59
  1.3.    Other Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  59
  1.4.    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . .  59


                                   ARTICLE II

                AMOUNT AND TERMS OF INTERIM LOANS; INTERIM NOTES

  2.1.    Interim Loans and Interim Notes. . . . . . . . . . . . . . . . . .  59
  2.2.    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
  2.3.    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

  3.1.    Representations and Warranties . . . . . . . . . . . . . . . . . .  60


                                   ARTICLE IV

                                    COVENANTS

  4.1.    Loan Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  61
  4.2.    Agreement Covenants. . . . . . . . . . . . . . . . . . . . . . . .  61
  4.3.    Equal Security for Interim Loans
            and Interim Notes. . . . . . . . . . . . . . . . . . . . . . . .  61
  4.4.    Independence of Covenants. . . . . . . . . . . . . . . . . . . . .  62


                                    ARTICLE V

                                EVENTS OF DEFAULT

  5.1.    Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . .  62
  5.2.    Default in Loan Agreements . . . . . . . . . . . . . . . . . . . .  62
  5.3.    Defaults in Investment Agreement
            and Ancillary Agreements . . . . . . . . . . . . . . . . . . . .  62

Section                                                                     Page
- -------                                                                     ----

  5.4.    Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
  5.5.    Investment Agreement . . . . . . . . . . . . . . . . . . . . . . .  62

                                   ARTICLE VI

                               General Provisions

  6.1.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
  6.2.    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
  6.3.    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  6.4.    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
  6.5.    Survival of Warranties and Certain
            Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
  6.6.    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
  6.7.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  6.8.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  6.9.    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  6.10.   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
  6.11.   Consent to Jurisdiction; Waiver of
            Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . .  69



                                    EXHIBITS

Exhibit A Interim Note
Exhibit B Form of Opinion of Company Counsel
Exhibit C Intercreditor Agreement
Exhibit D Mortgage
Exhibit E Company Guaranty

          INTERIM LOAN AGREEMENT dated as of February 15, 1995 (this "Agreement"), among Corimon Corporation, a Delaware corporation ("Holdings"), Standard Brands Paint Company, a Delaware corporation ("Company"), Standard Brands Paint Co., a California corporation and Standard Brands Realty Co., Inc., a California corporation (individually referred to herein as "Interim Borrower" and collectively as "Interim Borrowers").


                                    RECITALS

          WHEREAS simultaneously with the execution and delivery of this Agreement, Holdings, Company, Interim Borrowers and certain other parties have entered into the Investment Agreement, dated as of the date hereof (the "Investment Agreement"); and

          WHEREAS, in connection with the transactions contemplated by the Investment Agreement, Holdings desires to make a loan to Interim Borrowers pursuant to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

          1.1.  DEFINITIONS.  For purposes of this Agreement:

          "COLLATERAL" means all monies, accounts, instruments and other property (including all rent, revenue, issues, proceeds, profits, security and other monies payable or receivable thereunder or with respect thereto) described as Collateral in the Mortgages.

          "COMPANY GUARANTY" means the Guaranty executed and delivered by Company pursuant to subsection 2.1(d), substantially in the form of Exhibit E annexed hereto, as such Guaranty may be amended, supplemented, or otherwise modified from time to time.

          "EVENT OF DEFAULT" means each of the events set forth in Article V.

          "EXISTING GRANTOR TRUST INDEBTEDNESS" means Indebtedness of Company to the Grantor Trust in an aggregate principal amount not to exceed $6,000,000 pursuant to the Existing Grantor Trust Loan Agreements.

          "EXISTING GRANTOR TRUST LOAN AGREEMENTS" means the documents listed on
Schedule 9 to the New Loan Agreement and the Loan Agreement dated March 16, 1994 among Company, SBPCO, Standard Brands Realty Co., Inc. and the Grantor Trust.

          "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated the date hereof, among Holdings, the Other Investors, Grantor Trust, Borrowers and Company, in the form of Exhibit C.

          "INTERIM LOAN" means the Loan made to Interim Borrowers by Holdings pursuant to Section 2.1 of this Agreement.

          "INTERIM LOAN DOCUMENTS" means, collectively, this Agreement, the Mortgages, the Interim Notes and the Intercreditor Agreement.

          "INTERIM NOTES" means the promissory notes of Interim Borrowers issued pursuant to subsection 2.1(b) of this Agreement and substantially in the form of Exhibit A hereto, and as such Notes may be amended, supplemented, or otherwise modified from time to time.

          "LENDER PARTIES" has the meaning set forth in the Intercreditor Agreement.

          "MORTGAGED PROPERTY" means real and personal property subject to the Lien of a Mortgage.

          "MORTGAGES" means one or more of the Deeds of Trust and Assignments of Rents executed, acknowledged and filed for the benefit of Holdings pursuant to
Section 2.1(c).

          "OBLIGATIONS" means all obligations of every nature of Company and the Interim Borrowers from time to time owed to the Lenders under the Interim Loan Documents and the Notes.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "TERMINATION DATE" means the date the Investment Agreement is terminated in accordance with its terms.

          1.2. ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.3. OTHER DEFINITIONS. For purposes of this Agreement, terms used herein but not otherwise defined shall have the meaning set forth in Section 1.1 of the Investment Agreement.

          1.4.  INTERPRETATION.  The rules of interpretation set forth in
Section 1.2 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.


                                   ARTICLE II

                AMOUNT AND TERMS OF INTERIM LOANS; INTERIM NOTES

          2.1.  INTERIM LOANS AND INTERIM NOTES.

          (a) INTERIM LOANS. In accordance with the terms of the Investment Agreement and the transactions contemplated therein, and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company and Interim Borrowers herein and in the Investment Agreement and the Lender Parties in the Intercreditor Agreement, Holdings agrees to loan $14,000,000 to Company and Interim Borrowers.

          (b) INTERIM NOTES. Each Interim Borrower shall execute and deliver to Holdings on the Funding Date an Interim Note substantially in the form of Exhibit A annexed hereto, with appropriate insertions, to evidence Holdings' Interim Loan to such Borrower contemplated herein.

          (c) MORTGAGES. Interim Borrowers shall execute and file the Mortgages.

          (d) COMPANY GUARANTY. The Company shall execute and deliver to Holdings on the Funding Date the Company Guaranty substantially in the form of Exhibit E attached hereto, as such Guaranty may be amended, supplemented or otherwise modified from time to time.

          2.2.  INTEREST.

          (a) ACCRUAL OF INTEREST. The Interim Loan shall accrue interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate of .7973% per month (which rate shall yield an effective rate of 10% per annum), compounded monthly and payable as provided in subsection 2.3(a).

          (b) POST-MATURITY INTEREST. Any principal payments on the Interim Loan not paid when due and, to the extent permitted by applicable law, any interest payments on the Interim Loan not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is 14% per annum.

          (c) COMPUTATION OF INTEREST. Interest on the Interim Loan shall be computed on the basis of a 360-day year composed of 12 months of 30 days each.

          2.3.  PAYMENTS.

          (a) Interim Borrowers shall pay the outstanding principal amount of the Interim Loan and accrued and unpaid interest thereon on the Termination Date or, if earlier, on December 31, 1995. It is contemplated that on the Closing Date the Interim Note will be exchanged pursuant to the Investment Agreement.

          (b)  MANNER AND TIME OF PAYMENT.  If not exchanged pursuant to
Section 2.3(a), all payments of principal, interest and other amounts payable hereunder and under the Interim Note shall be in same day funds and delivered to Holdings not later than 10:00 A.M. (Los Angeles time) or 11:00 A.M. if payment is made by wire transfer in immediately available funds to an account designated by Holdings on the date due.

         (c) JOINT AND SEVERAL LIABILITY. Each Interim Borrower shall be jointly and severally liable for all payments of principal, interest and other amounts payable hereunder and under the Interim Note.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1. REPRESENTATIONS AND WARRANTIES. Company and each Interim Borrower hereby make the same representations and warranties to Holdings as Company made in the Investment Agreement, all of which representations and warranties are incorporated in this Agreement by this reference with the same effect as if set forth in their entirety herein.


                                   ARTICLE IV

                                    COVENANTS

          Each Interim Borrower and Company jointly and severally covenant and agree that, until payment in full of all of the Interim Loan, and the Interim Note, unless Holdings shall otherwise give prior written consent, each Interim Borrower and Company shall perform or cause to be performed all covenants in this Article IV.

          4.1. LOAN COVENANTS. Each Interim Borrower and Company will comply with all of the covenants contained in the Existing Grantor Trust Loan Agreements and the New Loan Agreement, all of which covenants are incorporated in this Agreement by this reference with the same effect as though set forth in their entirety herein and all notices to be delivered to parties thereunder shall also be delivered to Holdings hereunder.

          4.2. AGREEMENT COVENANTS. Each Interim Borrower and Company will comply with all of the covenants contained in the Investment Agreement and the Ancillary Agreements, all of which covenants are incorporated in this Agreement by this reference with the same effect as though set forth in their entirety herein.

          4.3. EQUAL SECURITY FOR INTERIM LOANS AND INTERIM NOTES. If Company or either Interim Borrower or any of their Subsidiaries shall create or assume any Lien upon any of their property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of Section 5.3 of the New Loan Agreement (unless prior written consent to the creation or assumption thereof shall have been obtained from Holdings), they shall make or cause to be made effective provision whereby the Interim Loan and the Interim Note will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; PROVIDED that this covenant shall not be construed as consent by Holdings to any violation by Company or either Interim Borrower or any of their Subsidiaries of the provisions of Section 5.3 of the New Loan Agreement.

          4.4. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Event of Default if such action is taken or condition exists.


                                    ARTICLE V

                                EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

          5.1. BREACH OF CERTAIN COVENANTS. Failure of Company or either Interim Borrower to perform or comply with any term or condition contained in this Agreement or any Loan Document; or

          5.2. DEFAULT IN LOAN AGREEMENTS. Company or either Interim Borrower or any of their Subsidiaries shall fail to pay or default in the payment of any principal or interest on any other Indebtedness or in the payment of any Contingent Obligations beyond any period of grace provided; or there shall occur a breach, default or event of default with respect to any other term of any evidence of any other Indebtedness or of any loan agreement, mortgage, indenture, or other agreement relating thereto, including the Existing Grantor Trust Loan Agreements or the New Loan Agreement; or

          5.3. DEFAULTS IN INVESTMENT AGREEMENT AND ANCILLARY AGREEMENTS. Company or either Interim Borrower shall default in the performance of or compliance with any term contained in the Investment Agreement or any Ancillary Agreement; or

          5.4. DIRECTORS. Any person nominated or designated by Holdings to serve on Company's Board of Directors in accordance with the provisions of the Investment Agreement and the Ancillary Agreements, having legal capacity to so serve, is not appointed to serve as a director of Company; or

          5.5. INVESTMENT AGREEMENT. The Closing under the Investment Agreement shall not have occurred by December 31, 1995.

          THEN, (i) upon the occurrence of any Event of Default described in
Section 7.5 or 7.6 of the New Loan Agreement the unpaid principal amount of and accrued interest on the Interim Loans shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and each Interim Borrower, and (ii) upon the occurrence of any other Event of Default, Holdings may, by written notice to Company, declare all of the Interim Loan to be, and the same shall forthwith become due and payable, together with accrued interest thereon. Nevertheless, if at any time after acceleration of the maturity of any Interim Loan, either Interim Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Interim Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Interim Loan and the Interim Note, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 6.4, then Holdings by written notice to Company may, but except as otherwise expressly required by applicable law shall have no obligation to, rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon.


                                   ARTICLE VI

                               GENERAL PROVISIONS

          6.1. EXPENSES. Company and each Interim Borrower jointly and severally agree to pay all of the costs and expenses in connection with the transactions contemplated by this Agreement, including (i) all the actual and reasonable costs of furnishing all opinions by counsel for Company and each Interim Borrower (including, without limitation, any opinions requested by Holdings as to any legal matters arising hereunder), and of Company's and each Interim Borrower's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with;
(ii) all the costs of Company's and each Interim Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (iii) all the actual costs and expenses incurred in connection with the delivery of documents, reports and other materials required thereunder; and (iv) after the occurrence of an Event of

Default, all costs and expenses, including attorneys' fees and costs of settlement, incurred by Holdings in enforcing any obligations of or in collecting any payments due from Company or such Interim Borrower hereunder or under any other Loan Document or under the Interim Note by reason of such Event of Default.

          6.2.  INDEMNITY.

          (a) In addition to the payment of expenses pursuant to Section 6.1, whether or not the Closing Date occurs, Company and each Interim Borrower jointly and severally agrees to indemnify, pay, and hold Holdings and the officers, directors, employees, and agents of Holdings (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative, or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the actions of Company or any Interim Borrower in connection with this Agreement and the other Loan Documents, from the use by Company or any Interim Borrower or its agents of any materials furnished by Holdings or from any of the statements contained in any Loan Document, or from the use or intended use of the proceeds of Interim Loans (the "indemnified liabilities"); PROVIDED that neither Company nor any Interim Borrower shall have any obligation hereunder to a particular indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence or in subsection 6.2(b) or 6.2(c) may be unenforceable because it is violative of any law or public policy, Company and each Interim Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

          (b) Company and each Interim Borrower hereby agrees to indemnify and hold harmless Holdings, and the directors, officers, employees, and agents of Holdings, from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative, and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under any Mortgaged Property of any Hazardous Substances (as defined in any of the Mortgages), or any releases or discharges of any such Hazardous Substances on, under or from such properties, or (ii) any activity carried on or undertaken on or off such Mortgaged Properties, whether prior to or during the term of this Agreement, and whether by Company, Interim Borrowers or any predecessor in title or any employees, agents, contractors or subcontractors of Company, Interim Borrowers or any predecessor in title, or any third persons at any time occupying or present on such Mortgaged Properties, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport, or disposal of any such Hazardous Substances at any time located or present on or under such Mortgaged Properties. The foregoing indemnity shall further apply to any residual contamination on or under such properties, or affecting any natural resources arising in connection with the generation, use, handling, storage, transport, or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes, and ordinances.

          (c) Company and each Interim Borrower hereby agrees to indemnify and hold harmless each of the Surviving Indemnitees (as defined below) from and against any and all losses, claims, damages, penalties, liabilities, response costs, and expenses (including, without limitation, all out-of-pocket litigation costs and attorneys' fees and expenses) arising out of any lawsuit brought or threatened, settlement reached, or governmental order, relating to the presence, disposal, release, or threatened release of any such Hazardous Substance on, from, or under any of such properties, (i) if such presence, disposal, release, or threatened release of any such Hazardous Substance is or was attributable to Company's or Interim Borrower's activities, the activities of Company's or Interim Borrower's agents or contractors, or to activities of third parties (regardless of whether Company or any Interim Borrower was aware or unaware of such activities), during the period of Company's or Interim Borrower's ownership of such Mortgaged Properties or, (ii) if such presence, disposal, release, or threatened release of any such Hazardous Substance occurred prior to the time of Company's or Interim Borrower's ownership of any of such Mortgaged Properties and Company or any Interim Borrower had knowledge of this fact and did not disclose such to Holdings in writing prior to January 31, 1995. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Company or any Interim Borrower may have at common law or otherwise, and shall survive any transfer of title to any of such Mortgaged Properties in any manner described in the definition below of the term "Surviving Indemnitees". Company and each Interim Borrower expressly agrees that the indemnities stated herein are not personal to Holdings, and, so long as Company is given written notice thereof by a Surviving Indemnitee, the benefits hereunder may be assigned to subsequent Surviving Indemnitees, which subsequent Surviving Indemnitees may proceed directly against Company and each Interim Borrower to recover pursuant to this indemnity. For the purposes of this Section 6.2, "Surviving Indemnitees", shall mean
(i) Holdings, their directors, officers, employees, and agents if, and to the extent that, Holdings acquires any or all of the Collateral (as defined in the Mortgages) whether through foreclosure, deed-in-lieu thereof or otherwise and
(ii) any successors to any interest of Company or Holdings in the chain of title to such Collateral (and the directors, officers, employees, and agents of such successor), if, and to the extent that, such successor acquired title to such collateral (1) through a foreclosure of any lien or security interest held by Holdings or any of them or their agents as security for the Obligations,
(2) from Holdings after Holdings acquired title to such Collateral from Company or Interim Borrowers, whether through foreclosure, deed-in-lieu thereof, or otherwise, or (3) from any person who acquired title either directly, or indirectly by mesne conveyances, from a person who acquired title in the manner described in the immediately preceding clauses (1) and (2). Notwithstanding any provision to the contrary of the Mortgages or any other security instrument securing all or any portion of the Obligations, Company's and each Interim Borrower's Obligations under this subsection 6.2(c) shall not be secured by the Mortgages or any such security instruments.

          6.3. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          6.4. WAIVER. Any agreement on the part of a party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          6.5.  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

          (a) All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Interim Loan hereunder and the execution and delivery of the Interim Note.

          (b) Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and each Interim Borrower set forth in Sections 6.1 and 6.2 shall survive the payment or exchange of the Interim Loan and the Interim Note and the termination of this Agreement.

          6.6. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.6):

  (i)  If to Company or Interim Borrowers, to:

     Standard Brands Paint Company
     4300 West 190th Street
     Torrance, CA  90509-2956
     Attention:  Ronald I. Scharman
     Facsimile:  (310) 371-8770

 (ii)  If to Holdings, to:

     Corimon, S.A.C.A.
     Calle Hans Neumann
     Edificio Corimon
     Los Cortijos de Lourdes
     Apartado 3154
     Caracas 1010-A, Venezuela
     Attention:  Arthur W. Broslat
     Facsimile:  (582) 203-5757
     with a copy to:

     Sullivan & Cromwell
     444 South Flower Street
     Los Angeles, California  90071
     Attention:  Frank H. Golay, Jr.
     Facsimile:  (213) 683-0457

          6.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

          6.8. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

          6.9. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

          6.10. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part (including by operation of law in connection with a merger, or sale of substantially all the assets, of Company, Holdings or otherwise), by any of the parties without the prior written consent of the other parties, except that Holdings may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent or Holdings but no such assignment shall relieve Holdings of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and its successors and assigns. Any attempted assignment in violation of this
Section 6.10 shall be void.

          6.11. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Except as otherwise provided in the Mortgages, all judicial proceedings brought against either Interim Borrower with respect to this Agreement, any other Loan Document or any Note may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, each Interim Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. All parties to this Agreement hereby irrevocably waive any and all right to trial by jury in any judicial proceeding arising out of or relating to this Agreement, any other Loan Document, or any Note or other Obligation.

                             INTERIM LOAN AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              CORIMON CORPORATION


                              By /s/ CORIMON CORPORATION
                                 ---------------------------------
                                 Name:
                                 Title:


                              STANDARD BRANDS PAINT COMPANY


                              By /s/ STANDARD BRANDS PAINT COMPANY
                                 ---------------------------------
                                 Name:
                                 Title:

                             INTERIM LOAN AGREEMENT



                              STANDARD BRANDS PAINT CO.


                              By /s/ STANDARD BRANDS PAINT CO.
                                 ------------------------------------
                                 Name:
                                 Title:


                              STANDARD BRANDS REALTY
                                CO., INC.


                              By /s/ STANDARD BRANDS REALTY CO., INC.
                                 ------------------------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT 3

                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                         STANDARD BRANDS PAINT COMPANY
                                   ARTICLE I
                                    OFFICES

SECTION 1.  REGISTERED OFFICE.

    The registered office of Standard Brands Paint Company (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent at that address shall be The Corporation Trust Company.

SECTION 2.  PRINCIPAL OFFICES.

    The board of directors of the Corporation (the "Board of Directors") shall fix the location of the principal executive office of the Corporation at any place within or without the State of Delaware as the Board of Directors determines from time to time or as the business of the Corporation may require.

SECTION 3.  OTHER OFFICES.

    The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 1.  PLACE OF MEETINGS.

    Meetings of the stockholders of the Corporation ("Stockholders") shall be held at any place within or without the State of Delaware designated by the Board of Directors. In the absence of any such designation, the Stockholders' meetings shall be held at the principal executive office of the Corporation.

SECTION 2.  ANNUAL MEETINGS.

    The annual meetings of the Stockholders of the Corporation may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

SECTION 3.  SPECIAL MEETINGS.

    Special meetings of the Stockholders may be called by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

SECTION 4.  NOTICE OF STOCKHOLDERS' MEETINGS.

    Except as otherwise required or permitted by law, whenever the Stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall also designate the place where the Stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) and no more than sixty
(60) days before the date of the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, and shall be directed to each Stockholder at its address as it appears on the record of

Stockholders, unless it shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be directed to the Stockholder at such other address. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend the meeting, except if such Stockholder shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, such Stockholder shall submit, either before or after the meeting, a signed waiver of notice. Unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

SECTION 5.  QUORUM.

    Except as otherwise provided by law or by the certificate of incorporation of the Corporation (the "Certificate of Incorporation"), the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 6.  VOTING.

    A Stockholder may vote in person or by proxy. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, any corporate action to be taken by a vote of Stockholders shall be authorized by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon.

    Directors shall be elected as provided in Section 3 of Article III of these Bylaws. Written ballots shall not be required for voting on any matter, unless otherwise provided by the Certificate of Incorporation.

SECTION 7.  PROXIES.

    Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A Stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of Stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

SECTION 8.  INSPECTORS OF ELECTION.

    Before any meeting of Stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are appointed, the chairman of the meeting may, and on the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint inspectors of election at the meeting. No candidate for the office of Director shall be appointed inspector. The number of inspectors shall either be one (1) or three
(3). If inspectors are appointed at a meeting on the request of ten percent (10%) of the Stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or by the chairman at the meeting.

    The duties of these inspectors shall be as follows:

        (i) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

        (ii) Receive votes, ballots or consents;

       (iii) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

       (iv) Count and tabulate all votes or consents;

        (v) Determine the election result; and

       (vi) Do any other acts that may be proper to conduct the election or vote with fairness to all Stockholders.

SECTION 9.  ACTION WITHOUT MEETING.

    Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing, but who were entitled to vote on the matter.

                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 1.  POWERS.

    Subject to the provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation and these Bylaws relating to action required to be approved by the Stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

    Without  prejudice  to  such  general  powers,  but  subject  to  the   same
limitations, it is hereby expressly declared that the Board of Directors shall have the power and authority to:

        (i) Select and remove all officers, agents and employees of the Corporation and prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these Bylaws.

        (ii) Change the principal executive office or the principal business office in or outside of the State of Delaware from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or foreign country and conduct business within or without the State; designate any place within or without the State for the holding of any Stockholders' meeting or meetings, including annual meetings; adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates from time to time as in their judgment they may deem best, provided that such forms shall at all times comply with the applicable provisions of law.

       (iii) Authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful.

       (iv)  Borrow  money  and  incur  indebtedness  for  the  purpose  of  the
    Corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations and other evidences of debt and securities therefor.

SECTION 2.  NUMBER OF BOARD OF DIRECTORS.

    The Board of Directors shall consist of not less than eight (8) nor more than twelve (12) members. Until such time as the Board of Directors determines otherwise, the number of directors shall be eight (8). The number of Directors of the Board of Directors may be reduced or increased from time to time by action of a majority of the Board of Directors, but no such decrease may shorten the term of an incumbent Director. When used in these Bylaws, the phrase "entire Board of Directors" means the total number of directors which the Corporation would have in office if there were no vacancies.

SECTION 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.

    The Directors shall be elected by the Stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of Directors then to be elected, shall be the persons then elected. The election of Directors is subject to any provision contained in the Certificate of Incorporation relating thereto. Nominations of persons to serve as Directors must be submitted to the Secretary of the Corporation not less than forty-five
(45) days prior to the meeting of the Stockholders at which Directors shall be elected. At each annual meeting of the Stockholders of the Corporation, the successors of the Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the next annual meeting of Stockholders. Subject to his earlier death, resignation or removal, each Director shall hold office until his successor shall have been duly elected and shall have qualified.

SECTION 4.  REMOVAL.

    Subject to the limitations set forth in Section 141(k) of the General Corporation Law of Delaware, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of Stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors.

SECTION 5.  RESIGNATIONS.

    Any Director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the Corporation shall not be necessary to make it effective.

SECTION 6.  VACANCIES.

    Any vacancy in the Board of Directors arising from an increase in the number of Directors or otherwise may be filled by a vote of the majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Subject to the earlier death, resignation or removal of a Director, each Director so elected shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be elected and qualified.

    A vacancy in the Board of Directors exists as to any authorized position of Director which is not then filled by a duly elected Director, whether caused by death, resignation, removal or increase in the authorized number of Directors or otherwise.

SECTION 7.  PLACE OF MEETINGS.

    Meetings of the Board of Directors of the Corporation shall be held at any place within or without the State of Delaware designated by the Board of Directors.


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SECTION 8.  ANNUAL MEETING.

    The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of Stockholders on such date and at such time and place as the Board of Directors determines.

SECTION 9.  REGULAR MEETINGS.

    Regular meetings of the Board of Directors shall be held on such dates and at such places and times as the Board of Directors determines. In the absence of such determination, regular meetings shall be held at the principal executive office of the Corporation. Notice of such regular meetings need not be given, except as otherwise required by law. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.

SECTION 10.  SPECIAL MEETINGS.

    Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or a majority of the Directors, to be held at the principal offices of the Corporation or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

    Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at his address as it is shown upon the records of the Corporation. In case such notice is mailed, it shall be deposited in the United States mail at least two (2) days prior to the time of the holding of the meeting. In case such notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph office at least forty-eight (48) hours prior to the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to either the Director or to a person at the office of the Director whom the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

SECTION 11.  QUORUM.

    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, six (6) of the elected Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as specifically provided by the law of the State of Delaware, the Certificate of Incorporation, these Bylaws or any contract or agreement to which the Corporation is a party. Notice of any adjourned meeting need not be given.

SECTION 12.  CONDUCT OF MEETINGS.

    Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 13.  WAIVER OF NOTICE.

    The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

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SECTION 14.  ADJOURNMENT.

    A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

SECTION 15.  NOTICE OF ADJOURNMENT.

    Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given prior to the time of the adjourned meeting, in the manner specified in Section 10 of this Article III, to the Directors who were not present at the time of the adjournment.

SECTION 16.  ACTION WITHOUT MEETING.

    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

SECTION 17.  FEES AND COMPENSATION OF DIRECTORS.

    Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for such services.

SECTION 18.  COMMITTEES OF DIRECTORS.

    The Board of Directors may, by these Bylaws or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in these Bylaws or the resolutions of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require such seal; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless a resolution of the Board of Directors, these Bylaws or the Certificate of Incorporate expressly so provide, no such committee shall have the power or authority to declare a dividend, to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

SECTION 19.  MEETINGS AND ACTION OF COMMITTEES.

    Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of this Article III with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined by resolution of the Board of Directors as well as the committee, special meetings of committees may also be called by resolutions of the Board of


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

Directors and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

SECTION 20.  EXECUTIVE COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an executive committee (the "Executive Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Executive Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of the Executive Committee and may fill vacancies in the Executive Committee by election from the Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise, subject to the powers, duties and responsibilities vested by these Bylaws in the Finance Committee of the Board of Directors of this Corporation, any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it), except as provided by law or any contract or agreement to which the Corporation is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board of Directors, to remove or appoint executive officers or to dissolve or change the permanent membership of the Executive Committee, and the power to make or amend these Bylaws. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

SECTION 21.  FINANCE COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a finance committee (the "Finance Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Finance Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Finance Committee and may fill vacancies in the Finance Committee by election from the Directors. The powers, functions and duties of the Finance Committee shall include (i) the review, on a continuing basis, of the Corporation's financial policies and the implementation of such policies and the making of appropriate recommendations to the Board of Directors for the modification or continuation thereof, (ii) the review of the Corporation's basic financial plans prior to submission thereof to the Board of Directors, (iii) the review of possible or proposed acquisitions, divestitures and capital expenditures and the authority to approve capital expenditures within the financial limits from time to time established by the Board of Directors, (iv) the review of the Corporation's asset and liability management programs and (v) such other powers, functions and duties as may, from time to time, be delegated to the Finance Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Finance Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Finance Committee on a permanent or temporary basis, as appropriate. The Finance Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

SECTION 22.  COMPENSATION COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors a compensation committee (the "Compensation Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Compensation Committee shall be elected by the Board of


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Directors.  The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Compensation Committee and may fill vacancies in the Compensation Committee by election from the Directors. The powers, functions and duties of the Compensation Committee shall include (i) the review of and the making of recommendations to the Board regarding compensation, both direct and indirect, of the chief executive officer and other members of executive management of the Corporation, (ii) the review and submission of recommendations regarding new executive compensation plans to the full Board of Directors, (iii) the establishment and periodic review of the Corporation's policies relating to executive perquisites, (iv) the administration of executive incentive compensation plans and (v) such other powers, functions and duties as may, from time to time, be delegated to the Compensation Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Compensation Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Compensation Committee on a permanent or temporary basis, as appropriate. The Compensation Committee may fix its own rules of procedure, and may meet when and as provided by such rules or resolutions of the Board of Directors, but in every case, the presence of a majority shall be necessary to constitute a quorum.

SECTION 23.  AUDIT COMMITTEE.

    The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board of Directors, elect from the Directors an audit committee (the "Audit Committee") to consist of such number of Directors (not less than three) as the Board of Directors may from time to time determine. The chairman of the Audit Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have the power at any time to change the members of the Audit Committee and may fill vacancies in the Audit Committee by election from the Directors. The powers, functions and duties of the Audit Committee shall include (i) recommendations regarding the appointment of independent auditors of the Corporation, (ii) consultation with such independent auditors regarding the plan of any audits, (iii) review of the audit report and management letter, (iv) consultations with the independent auditors regarding the adequacy of the Corporation's system of internal controls, (v) meeting with the internal auditors to review the results of the Corporation's internal audits and (vi) such other powers, functions and duties as may, from time to time, be delegated to the Audit Committee by the Board of Directors. From time to time, various executives and counsel to the Corporation may be selected by the chairman of the Audit Committee in consultation with the Chairman of the Board of Directors and President of the Corporation to serve as consultants to the Audit Committee on a permanent or temporary basis, as appropriate. The Audit Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case, presence of a majority shall be necessary to constitute a quorum.

SECTION 24.  MEETINGS HELD OTHER THAN IN PERSON.

    Members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

SECTION 25.  REMUNERATION.

    The Directors shall be paid such remuneration, if any, as the Board of Directors may from time to time determine. Any remuneration so payable to a Director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity shall, unless the Board of Directors shall otherwise determine, be in addition to his salary as such officer or employee or to his professional fees as the case may be. In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any Director who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside of the work or services ordinarily required of a Director of a Corporation. The Directors shall also be paid such sums in respect of their out-of-pocket expenses


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

incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine. Confirmation by the Stockholders of any such remuneration or payment shall not be required.

SECTION 26.  MANDATORY RETIREMENT.

    All Directors upon reaching the age of seventy-two (72) years shall thereupon be ineligible to stand for reelection to the Board of Directors, and such directorship shall automatically terminate effective upon the first to occur of (i) the resignation of such Director pursuant to call therefor by the Chairman of the Board of Directors; (ii) the nomination and election to the Board of Directors of a successor replacement for such Director; or (iii) the attainment of such Director's 73rd birthday. The provisions of this Section shall apply only to members of the Board of Directors of this Corporation who are first elected on July 1, 1987 or thereafter and shall not apply to persons who are members of the Board of Directors as of June 30, 1987.

                                   ARTICLE IV
                                    OFFICERS

SECTION 1.  EXECUTIVE OFFICERS.

    The executive officers of the Corporation shall be the Chairman of the Board of Directors, the President, one or more Vice-Presidents (the number of to be determined by the Board of Directors), the Secretary and the Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

SECTION 2.  ELECTION OF OFFICERS.

    The officers of this Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Directors, and each shall serve for one year, subject to the rights, if any, of an officer under any contract of employment.

    Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 3.  SUBORDINATE OFFICERS.

    The Board of Directors or the Executive Committee may appoint and may empower the Chairman of the Board and the President to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICERS.

    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

    Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES.

    A  vacancy  in   any  office   because  of   death,  resignation,   removal,
disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.


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

SECTION 6.  CHAIRMAN.

    The Chairman of the Board of Directors shall be the chief executive officer of the Corporation (provided that the Chairman may appoint any other officer of the Corporation to serve as chief executive officer for any reasonable period of time); shall, if present, preside at all meetings of the Stockholders and the Board of Directors; shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation; and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

SECTION 7.  PRESIDENT.

    Subject to such supervisory powers, if any, as may be given by these Bylaws or the Board of Directors to the Chairman of the Board of Directors, if there be such an officer, the President shall be the chief operating officer of the Corporation. He shall, subject to the control of the Board of Directors and Chairman of the Board of Directors, have general supervision, direction and control of the operations of the Corporation, and he shall have the general powers usually vested in the chief operating officer of a corporation. In the absence or disability of the Chairman of the Board of Directors, the President shall perform all of the duties of the Chairman of the Board of Directors, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the Chairman of the Board of Directors. The President shall have such other duties or powers as may be prescribed by the Board of Directors or these Bylaws.

SECTION 8.  VICE PRESIDENTS.

    In the absence or disability of the President, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

SECTION 9.  SECRETARY.

    The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings of Directors, committees of Directors and Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' and committee meetings, the number of shares present and represented at Stockholders' meetings and the proceeding thereof.

    The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all Stockholders and their addresses, the number and class of shares held by each Stockholder, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

    The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board of Directors required to be given by these ByLaws, and he shall keep the seal of the Corporation in safe custody, as may be prescribed by the Board of Directors or these Bylaws.

SECTION 10.  TREASURER.

    The Treasurer shall have the powers and duties customary to the office and as the Board of Directors may from time to time provide.


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                                   ARTICLE V
       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

SECTION 1.  AGENTS, PROCEEDINGS AND EXPENSES.

    For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation, which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under this Article.

SECTION 2.  ACTIONS OTHER THAN BY THE CORPORATION.

    This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees); judgments, fines and amounts paid in settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation, or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3.  ACTIONS BY THE CORPORATION.

    This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of that action or suit if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of this Corporation, except that no indemnification shall be made in respect of any proceeding as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 4.  INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY.

    Notwithstanding the other provisions of this Article, to the extent that an agent of this Corporation has been successful on the merits or otherwise in the defense of any suit or proceeding referred to in Section 2 or 3 of this Article, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

SECTION 5.  DETERMINATION OF RIGHT OF INDEMNIFICATION.

    Any indemnification under Sections 2 or 3 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct as set forth in Sections 2 or 3 of this Article. Such determination shall be made
(i) by the Board


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of  Directors by a majority vote of a quorum consisting of Directors who are not parties to such proceeding, (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Stockholders.

SECTION 6.  ADVANCES OF EXPENSES.

    Expenses incurred by an officer or Director in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 7.  OTHER RIGHTS AND REMEDIES.

    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which one seeking indemnification may be entitled under any Bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise.

SECTION 8.  INSURANCE.

    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a subsidiary officer of any affiliated entity, against any liability asserted against such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

                                   ARTICLE VI
                              RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.

    The Secretary of the Corporation shall prepare and make, or cause to be made, at least ten (10) days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. The willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, shall make such Directors ineligible for election to any office at such meeting.

    The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders required under this Section 1 or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

    Any Stockholder, in person or by  attorney or other agent, shall, upon  five
(5) days written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its Stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interests as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the Corporation at its registered office in this State or at its principal place of business.


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    If the  Corporation or  an officer  or agent  thereof refuses  to permit  an inspection sought by a Stockholder or attorney or other agent acting for the Stockholder pursuant to this Section 1 or does not reply to the demand within five (5) business days after the demand has been made, the Stockholder may apply to the Court of Chancery for an order to compel such inspection.

    Any Director shall have the right to examine the Corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS.

    The Corporation shall keep at its principal executive office, or if its principal executive office is not in this State at its principal business office in this State, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the Stockholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside this State and the Corporation has no principal business office in this State, the Secretary shall, upon the written request of any Stockholder, furnish to such Stockholder a copy of the Bylaws as amended to date.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

    The minutes of proceedings of the Stockholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form. Such minutes shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to such holder's interests as a Stockholder or as the holder of a voting trust certificate. Such inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

    Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of this Corporation and any subsidiary of this Corporation. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

    The foregoing rights of inspection shall extend to the records of each subsidiary of the Corporation.

SECTION 4.  ANNUAL REPORT TO STOCKHOLDERS.

    The Board of Directors shall cause an annual report to be sent to the Stockholders not later than one hundred twenty (120) days after the close of the fiscal year adopted by the Corporation. Such report shall be sent at least ten
(10) days prior to the annual meeting of Stockholders to be held during the next fiscal year and in the manner specified in Section 4 of Article II of these Bylaws for giving notice to Stockholders of the Corporation. The annual report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position of such fiscal year, accompanied by a report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the Corporation that such statements were prepared without audit from the books and records of the Corporation.

                                  ARTICLE VII
                             DIVIDENDS AND RESERVES

    Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any and, if any, what part of any funds legally available for the payment of dividends shall be declared as dividends and paid to the Stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or


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pay any  part  of such  funds  among or  to  the Stockholders  as  dividends  or otherwise, and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII
                           GENERAL CORPORATE MATTERS

SECTION 1.  RECORD DATE.

    For purposes of determining the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty
(60) nor less than ten (10) days prior to the date of any such meeting, nor more than sixty (60) days prior to any other action. A determination of the Stockholders of record entitled to notice of or to vote at a meeting of the Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

    If the Board of Directors does not so fix a record date; then

        (1) The record date for determining the Stockholders entitled to notice of or to vote at a meeting of the Stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        (2) The record date for determining the Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 2.  CHECKS, DRAFTS AND EVIDENCES OF INDEBTEDNESS.

    All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 3.  CORPORATE CONTRACTS AND INSTRUMENTS: MANNER OF EXECUTION.

    The Board of Directors, except as otherwise provided in the Bylaws, may authorize any officer or officers or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

SECTION 4.  STOCK CERTIFICATES.

    Every holder of stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or any Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, of the Corporation certifying the number of shares of stock in the Corporation owned by such holder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or


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registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

    Any stock certificate shall also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issuee thereof.

SECTION 5.  LOST CERTIFICATES.

    No new certificate for shares shall be issued in place of any certificate theretofore issued unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any such allegedly lost, stolen or destroyed certificate, the Corporation may require the owner thereof or the legal representative of such owner to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

    The Chairman of the Board of Directors, the President, the Secretary or any Vice President or any person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any such officer in person or by any person authorized to do so by a proxy duly executed by said officer.

SECTION 7.  CONSTRUCTION AND DEFINITIONS.

    Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural, the plural includes the singular and the term "person" includes both a corporation and a natural person.

SECTION 8.  SEAL.

    The Corporation's seal shall be in such form as is required by law and shall be approved by the Board of Directors.

SECTION 9.  FISCAL YEAR.

    The fiscal year of the Corporation shall be determined by the Board of Directors.

                                   ARTICLE IX
                                   AMENDMENTS

SECTION 1.  AMENDMENT BY STOCKHOLDERS.

    Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of the Stockholders (or at a special meeting duly called for that purpose) by the approval of not less than a majority of all shares of the Corporation entitled to vote in the election of Directors considered for the purposes of this Article IX as voting as one class; provided, however, that in the notice of such special meeting, notice of such purpose shall be given.


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SECTION 2.  AMENDMENT BY DIRECTORS.

    Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by the majority vote of those Directors present at any meeting of the Board of Directors at which a quorum is present amend these Bylaws or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


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